Exhibit 1

INDEX TO FINANCIAL STATEMENTS

BRF S.A.

Unaudited Interim Consolidated Financial Statements
Interim Consolidated Balance Sheets as of March 31, 2013 and December 31, 2012	2
Interim Consolidated Statements of Income for the Three Months Ended March 31, 2013 and 2012	4
Interim Consolidated Statements of Comprehensive Income for the Three Months Ended March 31, 2013 and 2012	5
Interim Consolidated Statements of Changes in Shareholders’ Equity for the Three Months Ended March 31, 2013 and 2012	6
Interim Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2013 and 2012	8
Notes to the Interim Consolidated Financial Statements	9

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

CONSOLIDATED BALANCE SHEETS

March 31, 2013 and December 31, 2012

(Amounts expressed in millions of Brazilian Reais)

ASSETS	Note	03.31.13	12.31.12
CURRENT ASSETS
Cash and cash equivalents	6	1,381.3	1,930.7
Marketable securities	7	540.1	621.9
Trade accounts receivable, net	8	2,995.7	3,131.2
Inventories	9	3,191.7	3,018.6
Biological assets	10	1,318.9	1,371.0
Recoverable taxes	11	918.6	964.8
Other financial assets	20	82.5	33.2
Other current assets		541.0	518.6

Total current assets		10,969.8	11,590.0

NON-CURRENT ASSETS
Marketable securities	7	52.6	74.5
Trade accounts receivable, net	8	11.0	11.1
Other credits	8	137.2	152.3
Recoverable taxes	11	1,138.0	1,141.8
Deferred income and social contribution taxes	12	669.7	724.9
Judicial deposits	13	389.5	365.3
Biological assets	10	440.0	428.2
Restricted cash	14	95.9	93.0
Other non-current assets		737.4	732.1
Investments	15	104.9	36.7
Property, plant and equipment, net	16	10,886.2	10,670.7
Intangibles	17	4,755.3	4,751.7

Total non-current assets		19,417.7	19,182.3

TOTAL ASSETS		30,387.5	30,772.3

See accompanying notes to the interim consolidated financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

CONSOLIDATED BALANCE SHEETS

March 31, 2013 and December 31, 2012

(Amounts expressed in millions of Brazilian Reais)

LIABILITIES	Note	03.31.13	12.31.12
CURRENT LIABILITIES
Short-term debt	18	2,520.3	2,440.8
Trade accounts payable	19	3,147.9	3,381.2
Payroll and related charges		439.5	426.2
Tax payable		186.6	228.0
Interest on shareholders’ equity	25	2.3	160.0
Employee and management profit sharing		37.4	76.9
Other financial liabilities	20	171.0	253.4
Pension plan	23	17.9	17.4
Provision for tax, civil and labor risks	24	88.1	173.9
Other current liabilities		288.2	323.8

Total current liabilities		6,899.2	7,481.6

NON-CURRENT LIABILITIES
Long-term debt	18	6,613.2	7,077.5
Social and tax payable		14.3	13.5
Provision for tax, civil and labor risks	24	857.3	760.9
Deferred income and social contribution taxes	12	25.1	27.8
Pension plan	23	294.5	286.4
Other non-current liabilities		666.4	548.5

Total non-current liabilities		8,470.8	8,714.6

SHAREHOLDERS’ EQUITY	25
Capital		12,460.5	12,460.5
Capital reserves		76.3	69.9
Income reserves		2,289.1	2,261.1
Retained earnings		330.5	—
Treasury shares		(47.4)	(51.9)
Other comprehensive loss		(125.6)	(201.0)

Equity attributed to interest of controlling shareholders		14,983.4	14,538.6

Equity attributed to non-controlling interest		34.1	37.5

Total shareholders’ equity		15,017.5	14,576.1

TOTAL LIABILITIES		30,387.5	30,772.3

See accompanying notes to the interim consolidated financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

CONSOLIDATED STATEMENTS OF INCOME

Three month periods ended March 31, 2013 and 2012

(Amounts expressed in millions of Brazilian Reais, except earnings per share and share data)

	Note	03.31.13	03.31.12
NET SALES	29	7,208.9	6,337.1
Cost of sales	34	(5,512.0)	(4,993.6)

GROSS PROFIT		1,696.9	1,343.5
OPERATING INCOME (EXPENSES)
Selling	34	(1,001.9)	(953.4)
General and administrative	34	(103.0)	(85.7)
Other operating expenses, net	32	(68.3)	(42.0)
Equity income of affiliates		7.4	5.7

OPERATING INCOME		531.1	268.1

Financial income	33	202.5	284.0
Financial expenses	33	(304.3)	(359.0)

INCOME BEFORE TAXES		429.3	193.1

Current	12	(63.7)	(38.2)
Deferred	12	(9.3)	(2.0)

NET PROFIT		356.3	152.9

Attributable to:
BRF shareholders		358.5	153.2
Non-controlling interest		(2.2)	(0.3)
Weighted average shares outstanding — basic		870,113,882	869,453,964

Earnings per share — basic	26	0.41205	0.17620

Weighted average shares outstanding — diluted		870,766,134	869,703,382

Earnings per share — diluted	26	0.41175	0.17615

See accompanying notes to the interim consolidated financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Three month periods ended March 31, 2013 and 2012

(Amounts expressed in millions of Brazilian Reais)

	Note	03.31.13	03.31.12
Net Profit		356.3	152.9

Loss resulting from foreign currency translation adjustments		(19.1)	—
Unrealized Gain (Loss) in Available for Sale Marketable Securities, net of income taxes of R$101 in 03.31.13, (R$82) in 03.31.12.	7	(0.9)	4.0
Unrealized gain in hedge accounting, net of income taxes of (R$50.1) in 03.31.13, (R$49.4) in 03.31.12.	4	101.5	99.7
Actuarial losses, net of income taxes of R$3.1 in 03.31.13, R$4.2 in 03.31.12.	23	(6.1)	(8.2)

Net gain recorded directly in shareholders’ equity		75.4	95.5

Total comprehensive income, net of tax		431.7	248.4

Attributable to:
BRF shareholders		433.9	248.7
Non-controlling interest		(2.2)	(0.3)

See accompanying notes to the interim consolidated financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Three month period ended March 31, 2013

(Amounts expressed in millions of Brazilian Reais, except Dividend — Interest on own equity per share data)

	Attributed to interest of controlling shareholders
		Capital reserves		Income reserves				Other comprehensive income (loss)
	Capital	Capital reserve	Treasury shares	Legal reserve	Reserve for expansion	Reserve for capital increases	Reserve for tax incentives	Accumulated foreign currency translation adjustments	Available for sale marketable securities	Gains (losses) on hedge accounting	Actuarial gains (losses)	Retained earnings	Total	Non-controlling interest	Total shareholders’ equity
BALANCES AT JANUARY 01, 2013	12,460.5	69.9	(51.9)	220.3	1,216.1	700.9	123.8	9.0	18.4	(176.0)	(52.4)	—	14,538.6	37.5	14,576.1

Comprehensive income:
Loss in foreign currency translation adjustments	—	—	—	—	—	—	—	(19.1)	—	—	—	—	(19.1)	—	(19.1)
Unrealized loss in available for sale marketable securities	—	—	—	—	—	—	—	—	(0.9)	—	—	—	(0.9)	—	(0.9)
Gain in cash flow hedge	—	—	—	—	—	—	—	—	—	101.5	—	—	101.5	—	101.5
Actuarial loss	—	—	—	—	—	—	—	—	—	—	(6.1)	—	(6.1)	—	(6.1)
Net income for the period	—	—	—	—	—	—	—	—	—	—	—	358.5	358.5	(2.2)	356.3

TOTAL COMPREHENSIVE INCOME	—	—	—	—	—	—	—	(10.1)	17.5	(74.5)	(58.5)	358.5	14,972.5	35.3	15,007.8

Appropriation of income (loss):	—	—	—	—	—	—	—	—	—	—	—		—
Dividend—Interest on shareholders’ equity— R$ 0.05205085 per outstanding share at the end of the period	—	—	—	—	(45.3)	—	—	—	—	—	—	—	(45.3)	—	(45.3)
Reserve for expansion	—	—	—	—	45.3	—	—	—	—	—	—	—	45.3	—	45.3
Reserve for tax incentives	—	—	—	—	—	—	28.0	—	—	—	—	(28.0)	—	—	—
Share-based payments	—	4.2	—	—	—	—	—	—	—	—	—	—	4.2	—	4.2
Gain on disposal of shares	—	2.2	—	—	—	—	—	—	—	—	—	—	2.2	—	2.2
Non-controlling interest	—	—	—	—	—	—	—	—	—	—	—	—	—	(1.2)	(1.2)
Treasury shares sold	—	—	4.5	—	—	—	—	—	—	—	—	—	4.5	—	4.5

BALANCES AT MARCH 31, 2013	12,460.5	76.3	(47.4)	220.3	1,216.1	700.9	151.8	(10.1)	17.5	(74.5)	(58.5)	330.5	14,983.4	34.1	15,017.5

See accompanying notes to the interim consolidated financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Three month period ended March 31, 2012

(Amounts expressed in millions of Brazilian Reais, except Dividend — Interest on own equity per share data)

	Attributed to interest of controlling shareholders
		Capital reserves		Income reserves				Other comprehensive income (loss)
	Capital	Capital reserve	Treasury shares	Legal reserve	Reserve for expansion	Reserve for capital increases	Reserve for tax incentives	Accumulated foreign currency translation adjustments	Available for sale marketable securities	Gains (losses) on hedge accounting	Actuarial gains (losses)	Retained earnings	Total	Non-controlling interest	Total shareholders’ equity
BALANCES AT JANUARY 01, 2012	12,460.5	76.3	(65.3)	179.6	978.6	545.9	56.4	12.6	5.2	(167.4)	(11.9)	—	14,070.4	39.6	14,110.0

Comprehensive income:
Unrealized gain in available for sale marketable securities	—	—	—	—	—	—	—	—	4.0	—	—	—	4.0	—	4.0
Unrealized gain in cash flow hedge	—	—	—	—	—	—	—	—	—	99.7	—	—	99.7	—	99.7
Actuarial loss	—	—	—	—	—	—	—	—	—	—	(8.2)	—	(8.2)	—	(8.2)
Net income for the period	—	—	—	—	—	—	—	—	—	—	—	153.2	153.2	(0.3)	152.9

TOTAL COMPREHENSIVE INCOME	—	—	—	—	—	—	—	12.6	9.2	(67.7)	(20.1)	153.2	14,319.1	39.3	14,358.4

Appropriation of income (loss):	—	—	—	—	—	—	—	—	—	—	—	—
Legal reserve	—	—	—	—	—	—	10.3	—	—	—	—	(10.3)	—	—	—
Share-based payments	—	3.6	—	—	—	—	—	—	—	—	—	—	3.6	3.7	7.3
Treasury shares sold	—	—	0.1	—	—	—	—	—	—	—	—	—	0.1	—	0.1

BALANCES AT MARCH 31, 2012	12,460.5	79.9	(65.2)	179.6	978.6	545.9	66.7	12.6	9.2	(67.7)	(20.1)	142.9	14,322.8	43.0	14,365.9

See accompanying notes to the interim consolidated financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Three month periods ended March 31, 2013 and 2012

(Amounts expressed in millions of Brazilian Reais)

	03.31.13	03.31.12
OPERATING ACTIVITIES:
Net profit for the period	358.5	153.2
Adjustments to reconcile net profit to net cash provided by operating activities:
Non-controlling interest	(2.2)	(0.3)
Depreciation and amortization	270.5	237.6
Equity income of affiliates	(7.4)	(5.7)
Loss on disposal of property, plant and equipment	15.8	1.3
Deferred income tax	9.3	2.0
Provision (Reversal) for tax, civil and labor risks	29.9	(8.0)
Other provisions	(13.7)	6.2
Exchange rate variations and interest	121.8	(1.7)
Changes in operating assets and liabilities:
Investments in trading securities	—	(1,358.7)
Redemptions of trading securities	68.7	1,906.7
Other financial assets and liabilities	18.9	13.8
Trade accounts receivable	128.9	524.2
Inventories	(169.7)	(331.9)
Trade accounts payable	(121.3)	0.1
Payments of tax, civil and labor contingencies	(23.9)	(50.9)
Interest paid	(129.4)	(127.1)
Income tax payments	(45.8)	(19.2)
Payroll related charges and others	37.5	(328.0)

Net cash provided by operating activities	546.4	613.6

INVESTING ACTIVITIES:
Marketable securities held to maturity	—	(48.6)
Redemptions of held to maturity securities	23.5	21.4
Investments in available for sale securities	(1.1)	—
Redemptions of available for sale securities	10.0	5.1
Restricted cash	(2.9)	(2.1)
Additions to property, plant and equipment	(419.0)	(448.0)
Additions to biological assets	(121.4)	(116.7)
Proceeds from disposals of property, plant and equipment	1.3	3.3
Additions to intangible assets	(28.4)	(1.0)
Capital increase in jointly-controlled subsidiary	(10.0)	—
Other investments, net	(54.7)	—

Net cash used in investing activities	(602.7)	(586.6)

FINANCING ACTIVITIES:
Proceeds from debt issuance	298.1	801.4
Repayment of debt	(602.1)	(625.1)
Treasury shares disposal	4.5	—
Payment of interest on shareholders’ equity	(174.7)	(339.9)

Net cash used in financing activities	(474.2)	(163.6)

EFFECT ON EXCHANGE RATE VARIATION ON CASH AND CASH EQUIVALENTS	(18.9)	(24.9)

Net decrease in cash and cash equivalents	(549.4)	(161.5)

At the beginning of the period	1,930.7	1,366.8
At the end of the period	1,381.3	1,205.3

See accompanying notes to the interim consolidated financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

1.	COMPANY’S OPERATIONS

BRF S.A., the new corporate name of BRF — Brasil Foods S.A. as from April 9, 2013, and its subsidiaries (collectively “Company”) is one of Brazil’s largest companies in the food industry. BRF is a public company, listed on the New Market of Brazilian Securities, Commodities & Futures Exchange (“BM&FBOVESPA”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS. Its headquarter is located at 475, Jorge Tzachel Street in the City of Itajaí, State of Santa Catarina. With a focus on raising, producing and slaughtering of poultry, pork and beef, processing and/or sale of fresh meat, processed products, milk and dairy products, pasta, sauces, mayonnaise, frozen vegetables and soybean derivatives, among which the following are highlighted:

•	Whole chickens and frozen cuts of chicken, turkey, pork and beef;

•	Ham products, bologna, sausages, frankfurters and other smoked products;

•	Hamburgers, breaded meat products and meatballs;

•	Lasagnas, pizzas, cheese breads, pies and frozen vegetables;

•	Milk, dairy products and desserts;

•	Juices, soy milk and soy juices;

•	Margarine, sauces and mayonnaise; and

•	Soy meal and refined soy flour, as well as animal feed.

The Company’s activities are segregated into 4 operating segments, being: domestic market, foreign market, food service and dairy products, as disclosed in note 5.

In the domestic market, the Company operates 30 meat processing plants, 11 dairy products processing plants, 2 margarine processing plants, 3 pasta processing plants, 1 dessert processing plant and 3 soybean crushing plant, all of them located near the Company’s raw material suppliers or the main consumer centers.

The Company has an advanced distribution system and uses 32 distribution centers (18 owned and 14 leased), to deliver its products to supermarkets, retail stores, wholesalers, restaurants and other institutional customers in the domestic market.

In the foreign market, the Company operates 6 meat processing plants, 1 margarine and oil processing plant, 1 sauces and mayonnaise processing plant, 1 pasta and pastries processing plant, 1 frozen vegetables processing plant, 1 cheese processing plant and 6 distribution centers (4 owned and 2 outsourced), besides subsidiaries or sales offices in the United Kingdom, Italy, Austria, Hungary, Japan, The Netherlands, Russia, Singapore, United Arab Emirates, Portugal, France, Germany, Turkey, China, Cayman Islands, South Africa, Venezuela, Uruguay and Chile.

The Company exports its products to more than 140 countries.

BRF has a number of trademarks among which the most important are: Batavo, Claybon, Chester®, Elegê, Fazenda, Nabrasa, Perdigão, Perdix, Hot Pocket, Miss Daisy, Nuggets, Qualy, Sadia, Speciale Sadia, Dánica and Paty, in addition to licensed trademarks such as Turma da Mônica, Bob Esponja and Trakinas.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

The table below summarizes the direct and indirect ownership interests of the Company, as well as the activities of each subsidiary:

1.1.	Interest in subsidiaries

Subsidiary			Main activity	Country	03.31.13	12.31.12
PSA Laboratório Veterinário Ltda.			Veterinary activities	Brazil	88.00%	88.00%
Sino dos Alpes Alimentos Ltda.	(a	)	Industrialization and commercializations of products	Brazil	99.99%	99.99%
PDF Participações Ltda.			Holding	Brazil	1.00%	1.00%
Sino dos Alpes Alimentos Ltda.	(a	)	Industrialization and commercializations of products	Brazil	0.01%	0.01%
Vip S.A. Emp. Part. Imobiliárias			Commercialization of owned real state	Brazil	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.			Industrialization and commercializations of dairy products	Argentina	10.00%	10.00%
Avipal S.A. Construtora e Incorporadora	(a	)	Construction and real estate marketing	Brazil	100.00%	100.00%
Avipal Centro-oeste S.A.	(a	)	Industrialization and commercializations of milk	Brazil	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.			Industrialization and commercializations of dairy products	Argentina	90.00%	90.00%
UP! Alimentos Ltda.			Industrialization and commercializations of products	Brazil	50.00%	50.00%
Perdigão Trading S.A.	(a	)	Holding	Brazil	100.00%	100.00%
PSA Laboratório Veterinário Ltda.			Veterinary activities	Brazil	12.00%	12.00%
PDF Participações Ltda.			Holding	Brazil	99.00%	99.00%
BRF GmbH			Holding and trading	Austria	100.00%	100.00%
Perdigão Europe Ltd.			Import and commercialization of products	Portugal	100.00%	100.00%
Perdigão International Ltd.			Import and commercialization of products	Cayman Island	100.00%	100.00%
BFF International Ltd.			Financial fundraising	Cayman Island	100.00%	100.00%
Highline International	(a	)	Financial fundraising	Cayman Island	100.00%	100.00%
Plusfood Germany GmbH			Import and commercialization of products	Germany	100.00%	100.00%
Perdigão France SARL			Marketing and logistics services	France	100.00%	100.00%
Plusfood Holland B.V.			Administrative services	The Netherlands	100.00%	100.00%
Plusfood Groep B.V.			Holding	The Netherlands	100.00%	100.00%
Plusfood B.V.			Industrialization, import and commercializations of products	The Netherlands	100.00%	100.00%
BRF Brasil Foods Japan KK			Marketing and logistics services	Japan	100.00%	100.00%
BRF Brasil Foods PTE Ltd.			Marketing and logistics services	Singapore	100.00%	100.00%
Plusfood Hungary Trade and Service LLC			Import and commercialization of products	Hungary	100.00%	100.00%

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

Subsidiary			Main activity	Country	03.31.13	12.31.12
Plusfood Iberia SL			Marketing and logistics services	Spain	100.00%	100.00%
Plusfood Italy SRL			Import and commercialization of products	Italy	67.00%	67.00%
Plusfood UK Ltd.			Import and commercialization of products	United Kingdom	100.00%	100.00%
Plusfood Wrexham			Industrialization, import and commercializations of products	United Kingdom	100.00%	100.00%
BRF Global GmbH	(b	)	Holding and trading	Austria	100.00%	100.00%
Xamol Consultores Serviços Ltda.	(a	)	Import and commercialization of products	Portugal	100.00%	100.00%
BRF Brasil Foods África Ltd.			Import and commercialization of products	South Africa	100.00%	100.00%
Sadia Chile S.A.			Import and commercialization of products	Chile	40.00%	40.00%
Rising Star Food Company Ltd.			Industralization, import and commercialization of products	China	50.00%	50.00%
Badi Ltd.			Import and commercialization of products	United Arab Emirates	100.00%	100.00%
Al-Wafi Al-Takamol Imp.			Import and commercialization of products	Saudi Arabia	75.00%	75.00%
Federal Foods Ltd.	(e	)	Import and commercialization of products	United Arab Emirates	49.00%	—
Al-Wafi Food Products Factory LLC			Industrialization and commercialization of products	United Arab Emirates	49.00%	—
Wellax Food Logistics C.P.A.S.U. Lda.			Import and commercialization of products	Portugal	100.00%	100.00%
Qualy 1 B.V.	(b	)	Import and commercialization of products	The Netherlands	100.00%	100.00%
BRF Foods LLC			Import and commercialization of products	Russia	90.00%	90.00%
Sadia Foods GmbH			Import and commercialization of products	Germany	100.00%	100.00%
BRF Foods LLC			Import and commercialization of products	Russia	10.00%	10.00%
Quickfood S.A.			Industrialization and commercialization of products	Argentina	90.05%	90.05%
Sadia International Ltd.			Import and commercialization of products	Cayman Island	100.00%	100.00%
Sadia Uruguay S.A.			Import and commercialization of products	Uruguay	100.00%	100.00%
Sadia Alimentos S.A.			Import and export of products	Argentina	0.02%	0.02%
Sadia Chile S.A.			Import and commercialization of products	Chile	60.00%	60.00%
Sadia U.K. Ltd.			Import and commercialization of products	United Kingdom	100.00%	100.00%
Sadia Overseas Ltd.			Financial fundraising	Cayman Island	100.00%	100.00%

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

Subsidiary			Main activity	Country	03.31.13	12.31.12
K&S Alimentos S.A.			Industrialization and commercialization of products	Brazil	49.00%	49.00%
Sadia Alimentos S.A.			Import and export of products	Argentina	99.98%	99.98%
Avex S.A.			Industrialization and commercialization of products	Argentina	99.46%	99.46%
Flora Dánica S.A.			Industrialization and commercialization of products	Argentina	95.00%	95.00%
GB Dan S.A.			Industrialization and commercialization of products	Argentina	5.00%	5.00%
Flora San Luis S.A.			Industrialization and commercialization of products	Argentina	95.00%	95.00%
Flora Dánica S.A.			Industrialization and commercialization of products	Argentina	5.00%	5.00%
GB Dan S.A.			Industrialization and commercialization of products	Argentina	95.00%	95.00%
Flora San Luis S.A.			Industrialization and commercialization of products	Argentina	5.00%	5.00%
BRF - Suínos do Sul Ltda.			Participation in other companies	Brazil	99.00%	99.00%
Nutrifont Alimentos S.A.	(c	)	Industrialization and commercialization of products	Brazil	50.00%	50.00%
Sadia GmbH	(d	)	Holding	Germany	—	100.00%

(a)	Dormant subsidiaries.

(b)	The wholly-owned subsidiary BRF Global GmbH (previously denominated Acheron Beteiligung-sverwaltung GmbH) owns 100 direct subsidiaries in Madeira Island, Portugal, which, as of March 31, 2013, total interest amounts to R$2.1 (R$2.2 as of December 31, 2012). The wholly-owned subsidiary Qualy B.V. owns 48 subsidiaries in The Netherlands, which as of March 31, 2013, the total interest is represented by a net capital deficiency of R$10.2 (R$11.0 as of December 31, 2012). The purpose of these subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey import quotas.

(c)	Company in pre-operational phase.

(d)	Company incorporated by BRF GmbH on March 31, 2013.

(e)	The BRF acquired 49% of the share interest equity with the rights to 60% of dividends as permitted by Federal Law. n° 8/1984, in force in the United Arab Emirates and according to the shareholders’ agreement.

1.2.	Acquisition of assets related to integration, production and slaughtering of pork – DOUX

On November 7, 2012, the Company entered into an agreement with CADE with the objective to establish rules for the assets related to integration, production and slaughtering of pork from Doux, located in the City of Ana Rech, State of Rio Grande do Sul, to have their title transferred to third parties, such assets were given as a collateral to BRF in order to guarantee certain cash advances made from BRF to Doux.

On March 31, 2013, the book value of those assets totaled R$233.7, which are recorded as non-current assets.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

1.3.	Seasonality

The Company does not operate with any significant seasonality through the fiscal year. In general, during the fourth quarter the demand in the domestic market is slightly stronger than other quarters, mainly due to the year-end holiday season such as Christmas and New Years Eve. Our bestselling products are: turkey, Chester® and ham.

2.	MANAGEMENT’S STATEMENT AND BASIS OF PREPARATION AND PRESENTATION OF INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The Company’s interim consolidated financial statements are prepared in accordance with the International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), for interim financial reporting in accordance with IAS 34 — Interim Financial Reporting (“IAS 34”).

The Company’s interim consolidated financial statements are expressed in millions of Brazilian Reais (“R$”), as well as the amounts of other currencies disclosed therein.

The preparation of the Company’s interim consolidated financial statements requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities. However, the uncertainty inherent to these judgments, assumptions and estimates could lead to results requiring a material adjustment to carrying amount of the affected asset or liability in future periods.

The settlement of the transactions involving such estimates can result in amounts significantly different from those recorded in the consolidated financial statements due to the lack of precision inherent to the estimation process. The Company reviews its judgments, estimates and assumptions on a quarterly basis.

The interim consolidated financial statements were prepared based on the historical cost except for the following items recognized in the balance sheet:

(i)	derivative financial instruments measured at fair value through the statement of income;

(ii)	available for sale financial assets measured at fair value;

(iii)	assets and liabilities of acquired companies from January 1, 2009 recorded initially at fair value; and

(iv)	share-based payments measured at fair value.

3.	SUMMARY OF ACCOUNTING PRACTICES

The interim consolidated financial statements have been prepared based on the accounting policies and estimates calculation methodology adopted in the preparation of the annual consolidated financial statements for the year ended December 31, 2012.

There were no changes of any nature related to such policies and estimates calculation methodology. As allowed by IAS 34, Management decided not to disclose again the details of the accounting policies adopted by the Company, hence, the interim consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2012, in order to provide an understanding of the interim consolidated financial statements regarding the Company’s capacity of profit and future cash flows generation as well as its financial conditions and liquidity.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

The exchange rates into Brazilian Reais at the date of the balance sheets translated were as follows:

Final rate	03.31.13	12.31.12
U.S. Dollar (US$)	2.0138	2.0435
Euro (€)	2.5853	2.6954
Pound Sterling (£)	3.0574	3.3031
Argentine Peso (AR$)	0.3933	0.4160
Average rates
U.S. Dollar (US$)	1.9977	1.9550
Euro (€)	2.6367	2.5103
Pound Sterling (£)	3.1000	3.0985
Argentine Peso (AR$)	0.3987	0.4298

4.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1.	Overview

In the regular course of its business, the Company is exposed to market risks related mainly to the fluctuation of interest rates, variation of foreign exchange rates and changes in the commodities prices.

The Company utilizes hedging instruments to mitigate its exposure to these risks, based on a Risk Policy under the management of the Financial Risk Management Committee, Board of Executive Officers and Board of Directors. Such policy includes the monitoring of the levels of exposure to each market risk and its measurement is performed based on the accounting exposure and forecast of future cash flows. The processes of monitoring, evaluation and approval of risk management were properly disclosed in details in the consolidated financial statements for the year ended December 31, 2012 and has not changed during the three month period ended March 31, 2013 and for this reason were not disclosed in this interim consolidated financial statements.

4.1.1.	Breakdown of the balances of exposure in foreign currency

Foreign currency denominated assets and liabilities are as follows:

	03.31.13	12.31.12
Cash and cash equivalents and marketable securities	1,369.4	1,502.4
Trade accounts receivable	1,474.0	1,606.5
Accounts receivable from subsidiaries	124.0	—
Restricted cash	8.4	9.1
Dollar future options agreements	60.4	204.4
Inventories	566.5	543.0
Exchange rate contracts (Swap)	(27.7)	(31.7)
Loans and financing	(5,285.5)	(5,628.5)
Bond designated as cash-flow hedge	302.1	306.5
Pre-payment exports designated as cash-flow hedge	730.9	815.8
Trade accounts payable	(461.7)	(479.7)
Other assets and liabilities, net	358.0	310.9

	(781.2)	(841.3)

Foreign exchange exposure in US$	(388.0)	(411.6)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

The Company’s net foreign exchange exposure as of March 31, 2013 totaled US$388.0, which is within the limit established by the Risk Policy.

4.1.2.	Breakdown of the balances of derivative financial instruments

The positions of outstanding derivatives are as follows:

03.31.13
Instrument	Subject to hedge	Maturity	Receivable(2)	Payable(2)	Reference value (notional)	Market value(1)
Financial instruments designated as hedge accounting
NDF	Exchange rate	From 04/2013 to 12/2013	R$ (6.24% fixed)	US$	1,502.3	53.1
NDF	Exchange rate	From 04/2013 to 02/2014	R$ (6.50% fixed)	EUR	387.8	15.4
NDF	Exchange rate	From 04/2013 to 02/2014	R$ (5.96% fixed)	GBP	132.4	8.8
Fixed exchange rate	Exchange rate	04/2013	R$ (6.60% fixed)	US$	40.3	1.5
Swap	Exchange rate	Up to 03/2014	R$ (9.75% fixed)	US$ + 1.58%	323.0	(73.6)
Swap	Exchange rate	Up to 07/2013	US$ + 7.00%	R$ (76.00% of CDI)(3)	70.5	1.0
Swap	Exchange rate	From 04/2013 to 12/2013	US$ + LIBOR 3M + 3.83%	R$ (97.50% of CDI)(3)	111.9	(1.6)
Swap	Interest rate	From 04/2013 to 06/2018	US$ + LIBOR 3M + 2.48%	US$ + 4.27%	402.8	(21.0)
Swap	Interest rate	From 04/2013 to 02/2019	US$ + LIBOR 6M + 2.57%	US$ + 5.75%	655.9	(67.8)
Options	Exchange rate	From 04/2013 to 07/2013	R$	US$	60.4	0.1

					3,687.3	(84.1)

Financial instruments not designated as hedge accounting
Exchange rate	Up to 06/2013	US$ (Pre of 1.37%)	EUR	EUR	129.3	0.2
Exchange rate	Up to 03/2015	R$ (Pre of 8.41%)	US$ - 0.20%	US$ - 0.20%	27.7	(4.7)
Live cattle	From 06/2013 to 12/2013	R$	R$	R$	44.9	(0.2)
Live cattle	Up to 01/2014	R$	R$	R$	1.6	—
Exchange rate	Up to 02/2013	US$	R$	R$	15.2	0.3
Live cattle	Up to 10/2013	R$	R$	R$	57.6	—

					276.3	(4.4)

					3,963.6	(88.5)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

12.31.12
Instrument	Subject to hedge	Maturity	Receivable(2)	Payable(2)	Reference value (notional)	Market value(1)
Financial instruments designated as hedge accounting
NDF	Exchange rate	From 01/2013 to 11/2013	R$ (6.53% fixed)	US$	2,057.8	(20.0)
NDF	Exchange rate	From 01/2013 to 11/2013	R$ (7.13% fixed)	EUR	531.0	(11.3)
NDF	Exchange rate	From 01/2013 to 11/2013	R$ (6.22% fixed)	GBP	176.4	(6.4)
Fixed exchange rate	Exchange rate	From 01/2013 to 04/2013	R$ (7.66% fixed)	US$	132.8	2.1
Swap	Exchange rate	Up to 03/2014	R$ (9.75% fixed)	US$ + 1.58%	408.7	(76.9)
Swap	Exchange rate	Up to 07/2013	US$ + 7.00%	R$ (76.00% of CDI)(3)	56.1	2.1
Swap	Exchange rate	From 01/2013 to 12/2013	US$ + LIBOR 3M + 3.83%	R$ (97.50% of CDI)(3)	330.8	(2.2)
Swap	Interest rate	From 01/2013 to 06/2018	US$ + LIBOR 3M + 2.48%	US$ + 4.27%	408.7	(23.0)
Swap	Interest rate	From 01/2013 to 02/2019	US$ + LIBOR 6M + 2.37%	US$ + 5.60%	728.4	(78.6)

					4,830.7	(214.2)

Financial instruments not designated as hedge accounting
NDF	Exchange rate	Up to 03/2013	US$ (0.28% fixed)	EUR	134.8	0.4
Swap	Exchange rate	Up to 03/2015	R$ (8.41% fixed)	US$ - 0.20%	31.7	(5.6)
Options	Live cattle	From 01/2013 to 07/2013	R$	R$	28.8	—
NDF	Live cattle	Up to 01/2013	R$	R$	0.9	0.1
Future contract	Exchange rate	Up to 02/2013	US$	R$	204.4	(0.8)
Future contract	Live cattle	Up to 10/2013	R$	R$	20.3	—

					420.9	(5.9)

					5,251.6	(220.1)

(1)	The market value determination method used by the Company consists of calculating the future value based on the contracted conditions and determining the present value based on market curves, extracted from the database of Bloomberg and BM&F.

(2)	Refers to the average exchange rates.

(3)	Interbank Deposit Certificate (“CDI”).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

4.2.	Breakdown of the balances of financial instruments designated for cash flow hedge accounting and export revenues

4.2.1.	Non-deliverable forwards — NDF

The position of non-deliverable forwards is set forth below:

03.31.13
NDF	R$ x USD					R$ x EUR					R$ x GBP
Maturities	Curve	MTM	Notional (USD)	Notional (R$)	Average USD	Curve	MTM	Notional (EUR)	Notional (R$)	Average EUR	Curve	MTM	Notional (GBP)	Notional (R$)	Average GBP
April 2013	5.2	5.2	137.0	275.9	2.0551	2.3	2.4	21.0	54.3	2.7001	1.5	1.5	6.0	18.3	3.3111
May 2013	12.7	12.1	105.0	211.4	2.1466	1.7	1.7	17.0	44.0	2.7017	1.3	1.3	5.5	16.8	3.3165
June 2013	11.4	10.8	120.0	241.7	2.1304	1.3	1.3	18.5	47.8	2.6851	1.2	1.2	5.0	15.3	3.3334
July 2013	4.4	4.2	55.0	110.8	2.1260	1.5	1.5	18.0	46.5	2.7132	1.2	1.1	4.8	14.7	3.3504
August 2013	6.9	6.5	74.0	149.0	2.1513	2.3	2.2	17.0	44.0	2.7779	0.8	0.8	4.5	13.8	3.3042
September 2013	7.4	7.0	75.0	151.0	2.1678	1.3	1.3	13.5	34.9	2.7564	0.8	0.8	3.0	9.2	3.4281
October 2013	5.2	5.3	80.0	161.1	2.1512	1.3	1.3	11.0	28.4	2.7931	0.8	0.8	3.0	9.2	3.4331
November 2013	2.5	2.3	50.0	100.7	2.1412	2.1	2.1	11.0	28.4	2.8932	1.1	1.0	3.0	9.2	3.5438
December 2013	(0.7)	(0.3)	50.0	100.7	2.0991	1.3	1.2	10.0	25.9	2.8340	0.5	0.3	3.0	9.2	3.3493
January 2014	—	—	—	—	—	0.7	0.5	7.0	18.1	2.8126	0.3	0.2	3.0	9.2	3.2802
February 2014	—	—	—	—	—	(0.2)	(0.1)	6.0	15.5	2.7122	(0.3)	(0.2)	2.5	7.6	3.1339

	55.0	53.1	746.0	1,502.3	2.1252	15.6	15.4	150.0	387.8	2.7495	9.2	8.8	43.3	132.5	3.3410

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

4.2.2.	Interest rate and currency swap

The positions of interest rate and currency swap are set forth below:

03.31.13
Assets (Hedged object)	Liabilities (Protected risk)	Notional (R$)	Notional (USD)	Maturity date	Balance (Contract curve)	Balance (MTM)
LIBOR 6M	4.06% p.a.	21,576	10,714	07.22.13	(0.1)	(0.4)
LIBOR 6M + 0.80% p.a.	4.31% p.a.	12,083	6,000	08.23.13	—	(0.2)
LIBOR 6M + 0.80% p.a.	4.36% p.a.	8,055	4,000	07.19.13	—	(0.1)
LIBOR 6M + 1.65% p.a.	4.15% p.a.	10,069	5,000	05.10.13	(0.1)	(0.1)
LIBOR 6M + 2.82% p.a.	5.86% p.a.	201,380	100,000	01.22.18	(0.5)	(20.0)
LIBOR 3M + 2.60% p.a.	5.47% p.a.	201,380	100,000	06.18.18	(0.3)	(19.9)
LIBOR 6M + 2.70% p.a.	5.90% p.a.	201,380	100,000	02.01.19	(0.4)	(23.6)
LIBOR 6M + 2.70% p.a.	5.88% p.a.	201,380	100,000	02.01.19	(0.4)	(23.4)
LIBOR 3M + 2.35% p.a.	3.07% p.a.	201,380	100,000	06.12.15	—	(1.1)
US$ + 7.00% p.a.	76.00% CDI	70,483	35,000	07.15.13	0.5	1.0
LIBOR 3M + 2.50% p.a.	92.50% CDI	44,751	22,222	10.01.13	(0.2)	(0.5)
LIBOR 3M + 4.50% p.a.	100.00% CDI	67,127	44,444	12.23.13	—	(1.1)
R$ + 9.80%	US$ + 1.71%	65,440	40,000	03.17.14	(16.1)	(13.9)
R$ + 9.70%	US$ + 1.53%	47,910	30,000	03.17.14	(13.2)	(11.6)
R$ + 9.70%	US$ + 1.45%	112,080	70,000	03.17.14	(30.6)	(26.7)
R$ + 9.80%	US$ + 1.68%	48,600	30,000	03.17.14	(12.6)	(10.9)
R$ + 9.80%	US$ + 1.65%	48,960	30,000	03.17.14	(12.2)	(10.5)

		1,564,034	827,380		(86.2)	(163.0)

4.2.3.	Fixed exchange rate

The position of fixed exchange rate is set forth below:

03.31.13
R$ x USD
Maturities	Curve	MTM	Notional (USD)	Notional (R$)	Average USD
April 2013	1.5	1.5	20.0	40.3	2.0961

	1.5	1.5	20.0	40.3	2.0961

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

4.2.4.	Exports pre-payments — PPEs

The position of the PPEs is set forth below:

	03.31.13
Fiscal year ended	Hedge instrument	Subject to hedge	Type of risk hedged		Maturity	Notional (US$)	MTM
03.31.13	PPE	Foreign Market Sales	US$	(E.R.)	From 04.2013 to 02.2019	362.9	730.9
12.31.12	PPE	Foreign Market Sales	US$	(E.R.)	From 10.2013 to 02.2019	399.2	815.8

The unrealized gains and losses from PPEs designated as hedge accounting, recorded in the shareholders’ equity were a loss of R$54.2 (R$66.5 as of December 31, 2012), net of income tax of R$27.9 (R$34.3 as of December 31, 2012).

4.2.5.	Options

The Company designates only variation in the intrinsic value of its options as a hedge instrument (hedge accounting), recognizing the time value of the premium in the financial result. If the hedge is not effective and the option is not exercised due to devaluation of the Real, the losses related to the options will be registered in the financial expenses in the statement of income.

The Company has designated as hedge accounting transactions involving options denominated collar where there is a purchase of a put option (“PUT”) and a sale of a call option (“CALL”).

When the quote of any of the options is not available in an active market, the fair value will be based on an option pricing model (Black-Scholes or Binomial).

	03.31.13
	R$ x USD
Type	Maturities	MTM	Notional (USD)	Notional (R$)	USD Average
Put	July 2013	0.3	20.0	40.3	2.0060
Call	July 2013	(0.2)	10.0	20.1	2.0250

4.2.6.	Senior Unsecured Notes — Bonds

The position of the bonds designated as hedge accounting is set forth below:

	03.31.13
Fiscal year ended	Hedge Instrument	Subject to hedge	Type of risk hedged		Maturity	Notional (US$)	MTM
03.31.13	BRFSBZ 2022	Foreign Market Sales	US$	(E.R.)	06.2022	150.0	302.1
12.31.12	BRFSBZ 2022	Foreign Market Sales	US$	(E.R.)	06.2022	150.0	306.5

The unrealized gains and losses from bonds designated as hedge accounting, recorded in the shareholders’ equity were a loss of R$0.7, net of income tax of R$0.4 (loss of R$2.2, net of income tax of R$1.1 as of December 31, 2012).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

4.3.	Gains and losses of derivative financial instruments designated as hedge accounting

The unrealized gains and losses from derivative financial instruments designated as hedge accounting are recognized in shareholders’ equity and when realized are recorded as financial income or expense, respectively. The details of these gains and losses are set forth below:

	Shareholders’ equity		Statement of income
	03.31.13	12.31.12	03.31.13	03.31.12
Derivatives for the purpose of protection
Foreign exchange risks	79.5	(40.7)	(74.8)	(1.2)
Interest rate risk	(86.9)	(95.1)	(1.9)	(4.4)

	(7.4)	(135.8)	(76.7)	(5.6)

Non derivatives for the purpose of protection
Foreign exchange risks	(81.0)	(104.1)	—	—

	(81.0)	(104.1)	—	—

Derivatives for the purpose of financial results
Interest rate risk	—	—	—	(0.2)
Foreign exchange risks	—	—	(4.2)	(37.4)
Market risk of live cattle	—	—	(0.2)	(0.5)

	—	—	(4.4)	(38.1)

	(88.4)	(239.9)	(81.1)	(43.7)

As of March 31, 2013, the gains and losses from derivatives financial instruments designated as hedge accounting, recorded in the shareholders’ equity, are represented by a loss of R$21 (loss of R$107.1 as of December 31, 2012), net of income tax of R$13.6 (R$28.7 as of December 31, 2012).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

4.3.1.	Breakdown by category of the balances of financial instruments — except derivatives

	03.31.13
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	—	—	—	119.7	—	119.7
Trade accounts receivable	3,006.7	—	—	—	—	3,006.7
Other credits	205.3	—	—	—	—	205.3
Other receivables — TCD	393.0	—	—	—	—	393.0
Fair value
Marketable securities	—	257.0	216.0	—	—	473.0
Restricted cash	—	—	—	95.9	—	95.9
	—	—	—	—	—	—
Liabilities
Amortized cost
Trade accounts payable	—	—	—	—	(3,147.9)	(3,147.9)
Loans and financing
Local currency	—	—	—	—	(3,848.0)	(3,848.0)
Foreign currency	—	—	—	—	(5,285.5)	(5,285.5)
Financial lease	—	—	—	—	(163.2)	(163.2)

	3,605.0	257.0	216.0	215.6	(12,444.6)	(8,151.0)

	12.31.12
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	—	—	—	142.6	—	142.6
Trade accounts receivable	3,142.3	—	—	—	—	3,142.3
Other credits	229.7	—	—	—	—	229.7
Other receivables — TCD	407.6	—	—	—	—	407.6
Fair value
Marketable securities	—	273.1	280.7	—	—	553.8
Restricted cash	—	—	—	93.0	—	93.0
Liabilities
Amortized cost
Trade accounts payable	—	—	—	—	(3,381.2)	(3,381.2)
Loans and financing
Local currency	—	—	—	—	(3,889.9)	(3,889.9)
Foreign currency	—	—	—	—	(5,628.5)	(5,628.5)
Financial lease	—	—	—	—	(70.5)	(70.5)

	3,779.6	273.1	280.7	235.6	(12,970.1)	(8,401.1)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

4.4.	Determination of the fair value of financial instruments

The Company discloses its financial assets and liabilities at fair value, based on the appropriate accounting pronouncements, which refers to concepts of valuation and practices, and requires certain disclosures on the fair value.

Particularly related to the disclosure, the Company applies the hierarchy requirements set out in IAS 39.

Management concluded that balances of cash and cash equivalents, trade accounts receivable and trade accounts payable approximate to their fair value due to the short-term cycle of these operations.

The book value of financing and loans in the interim consolidated financial statements approximate to the fair value as the major portion of the total gross debt bears interest based on the variation of Long Term Interest Rate (“TJLP”), London Interbank Offered Rate (“LIBOR”) and CDI, except the capital markets transactions (Bond). On March 31, 2013, the fair value adjustment for the Bond (“BRFSBZ”) is represented by a positive impact of R$544.2, which R$70.4 attributable to Sadia’s Bonds (“BRFSBZ6”), R$292.6 attributable to BFF’s Notes (“BRFSBZ7”) and R$181.2 attributable to BRF’s Notes (“BRFSBZ5”). This impact was measured only for disclosure purposes, not being recorded in the interim consolidated financial statements of the Company.

4.4.1.	Comparison between book value and fair value of financial instruments

The comparison between book value and fair value of financial instruments is set forth below:

	03.31.13		12.31.12
	Book value	Fair value	Book value	Fair value
Cash and cash equivalents	1,381.3	1,381.3	1,930.7	1,930.7
Restricted cash
Held to maturity	95.9	95.9	93.0	93.0
Marketable securities
Available for sale	257.0	257.0	273.1	273.1
Trading securities	216.0	216.0	280.7	280.7
Held to maturity	119.7	120.6	142.6	144.0
Trade accounts receivable, net	3,006.7	3,006.7	3,142.3	3,142.3
Credit notes	205.3	205.3	229.7	229.7
Other receivables — TCD	393.0	393.0	407.6	407.6
Loans and financing	(5,575.3)	(5,575.4)	(5,910.9)	(5,910.9)
Capital lease	(163.2)	(163.2)	(70.5)	(70.5)
Bonds BRF	(1,530.9)	(1,712.1)	(1,531.0)	(1,676.6)
Bonds BFF	(1,511.7)	(1,804.3)	(1,562.0)	(1,857.0)
Bonds Sadia	(515.6)	(586.0)	(514.4)	(594.9)
Trade accounts payable	(3,147.9)	(3,147.9)	(3,381.2)	(3,381.2)
Other financial assets	82.5	82.5	33.2	33.2
Other financial liabilities	(171.0)	(171.0)	(253.4)	(253.4)

	(6,858.2)	(7,401.6)	(6,690.5)	(7,210.2)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

4.4.2.	Fair value valuation hierarchy

The table below depicts the overall classification of financial assets and liabilities according to the valuation hierarchy.

	03.31.13
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	170.4	—	—	170.4
Brazilian foreign debt securities	85.8	—	—	85.8
Stocks	0.8	—	—	0.8
Held for trading
Bank deposit certificates	—	139.0	—	139.0
Treasury bills	77.0	—	—	77.0
Other financial assets
Derivatives designated as hedge	—	81.9	—	81.9
Derivatives not designated as hedge	—	0.6	—	0.6

	334.0	221.5	—	555.5

Liabilities
Financial liabilities
Other financial liabilities
Derivatives designated as hedge	—	(166.0)	—	(166.0)
Derivatives not designated as hedge	—	(5.0)	—	(5.0)

	—	(171.0)	—	(171.0)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

	12.31.12
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	174.2	—	—	174.2
Brazilian foreign debt securities	89.0	—	—	89.0
Exclusive investment funds	9.2	—	—	9.2
Stocks	0.7	—	—	0.7
Held for trading
Bank deposit certificates	—	180.2	—	180.2
Treasury bills	100.5	—	—	100.5
Other financial assets
Derivatives designated as hedge	—	32.6	—	32.6
Derivatives not designated as hedge	—	0.6	—	0.6

	373.6	213.4	—	587.0

Liabilities
Financial liabilities
Other financial liabilities
Derivatives designated as hedge	—	(247.0)	—	(247.0)
Derivatives not designated as hedge	—	(6.4)	—	(6.4)

	—	(253.4)	—	(253.4)

4.5.	Credit management

On March 31, 2013, the Company held financial investments over R$10,0 at the following financial institutions: Banco Bradesco, Banco do Brasil, Banco do Nordeste, Banco Itaú, Banco Safra, Banco Santander, Caixa Econômica Federal, Citibank, Credit Suisse, Deutsche Bank, Erste Bank, HSBC and JP Morgan.

The Company also held derivative contracts with the following financial institutions: ABN, Banco Bradesco, Banco BTG Pactual, Banco do Brasil, Banco Itaú, Banco Safra, Banco Santander, Banco Votorantim, Barclays, Citibank, Credit Suisse, Deutsche Bank, HSBC, ING Bank, JP Morgan, Morgan Stanley, Rabobank and Standard Bank.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

4.6.	Liquidity risk management

Liquidity risk management aims to reduce the impacts caused by events which may affect the Company’s cash flow performance.

The table below summarizes the commitments and contractual obligations that may impact the Company’s liquidity as of March 31, 2013:

	Book value	Cash flow contracted	Up to 9 months	2014	2015	2016	2017	After 5 years
Non derivatives financial liabilities
Loans and financing	5,575.3	6,326.6	1,950.4	1,425.2	846.0	490.2	386.1	1,228.7
Bonds BRF	1,530.9	2,353.1	88.7	88.7	88.7	88.7	88.7	1,909.6
Bonds BFF	1,511.7	2,276.9	54.8	109.5	109.5	109.5	109.5	1,784.1
Bonds Sadia	515.6	659.2	34.6	34.6	34.6	34.6	520.8	—
Trade accounts payable	3,147.9	3,147.9	3,147.9	—	—	—	—	—
Financial lease payable(1)	163.2	240.0	23.2	29.1	29.3	26.6	131.8	—
Operational lease	—	294.1	45.2	54.7	32.1	28.6	38.9	94.6
Derivatives financial liabilities
Designated as hedge accounting
Interest rate and exchange rate derivatives	164.1	178.8	3.6	53.0	32.4	31.8	31.9	26.2
Currency derivatives (NDF)	1.7	(8.3)	(7.1)	(1.2)	—	—	—	—
Currency derivatives (options)	0.2	0.2	0.2	—	—	—	—	—
Not designated as hedge accounting
Interest rate and exchange rate derivatives	4.7	(1.8)	(1.2)	(0.7)	0.2	—	—	—
Commodities derivatives	0.3	0.3	0.3	—	—	—	—	—

(1)	Does not comprise the financial leases contracted with financial institutions which are recorded as loans and financing.

4.7.	Commodity price risk management

During the three month period ended March 31, 2013, the Company entered into agreements derivative instruments to mitigate the exposure of live cattle price variation.

The contracts are recorded at their fair value through the statement of income.

On March 31, 2013, the Company held a short position in the BM&F of 1,739 future contracts (636 contracts as of December 31, 2012) with maturity dates between May and December 2013.

In the counter market, the Company held a short position of 50 contracts with maturity dates during 2013. Additionally, through the options contracted, the Company held a short position of 700 allotments (450 allotments as of December 31, 2012).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

4.8.	Table of sensitivity analysis

The Company has financing and loans and receivables denominated in foreign currency and in order to mitigate the risks resulting from exchange rate exposure it contracts and derivative financial instruments.

The Company understands that the current interest rate fluctuations do not significantly affect its financial results since it opted to change to fixed rate a considerable part of its floating interest rates debts by using derivative transactions (interest rates swaps). The Company designates such derivatives as hedge accounting and, therefore, the effectiveness is monitored through prospective and retrospective tests.

In the table presented below, five scenarios are considered for the next twelve-month period, considering the variations of the quote of the parity between the Brazilian Reais and U.S. Dollar, Brazilian Reais and Euro and Brazilian Reais and Pounds Sterling, whereas the most likely scenario is that one adopted by the Company. The total of export sales analyzed corresponds to the total of derivative financial instruments increased by the amortization flow of PPEs designated as hedge accounting.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

Parity — Brazilian Reais x U.S. Dollar		2.0138	1.8124	1.5104	2.5173	3.0207
Transaction/Instrument	Risk	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
		(probable)	(10% appreciation)	(25% appreciation)	(25% devaluation)	(50% devaluation)
NDF and Fixed exchange rate (hedge accounting)	Devaluation of R$	84.8	239.0	470.4	(300.9)	(686.5)
Options — currencies	Devaluation of R$	—	4.1	10.1	(4.2)	(9.2)
Pre payment export	Devaluation of R$	(82.1)	(9.0)	100.6	(264.8)	(447.6)
Bonds	Devaluation of R$	1.1	31.3	76.6	(74.4)	(149.9)
Swaps	Devaluation of R$	1.5	41.8	102.2	(99.2)	(199.9)
Exports	Appreciation of R$	(74.4)	(285.7)	(602.5)	447.8	970.8
Net of tax effect		(69.1)	21.5	157.4	(295.7)	(522.3)
Statement of income		—	—	—	—	—
Shareholders’ equity		(69.1)	21.5	157.4	(295.7)	(522.3)

Parity — Brazilian Reais x Euro		2.5853	2.3268	1.9390	3.2316	3.8780
Transaction/Instrument	Risk	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
		(probable)	(10% appreciation)	(25% appreciation)	(25% devaluation)	(50% devaluation)
NDF (hedge accounting)	Devaluation of R$	24.6	63.4	121.6	(72.3)	(169.3)
Exports	Appreciation of R$	(24.6)	(63.4)	(121.6)	72.3	169.3
Net of tax effect		—	—	—	—	—
Statement of income		—	—	—	—	—
Shareholders’ equity		—	—	—	—	—

Parity — Brazilian Reais x Pound Sterling		3.0574	2.7517	2.2931	3.8218	4.5861
Transaction/Instrument	Risk	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
		(probable)	(10% appreciation)	(25% appreciation)	(25% devaluation)	(50% devaluation)
NDF (hedge accounting)	Devaluation of R$	12.3	25.5	45.4	(20.8)	(53.9)
Exports	Appreciation of R$	(12.3)	(25.5)	(45.4)	20.8	53.9
Net of tax effect		—	—	—	—	—
Statement of income		—	—	—	—	—
Shareholders’ equity		—	—	—	—	—

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

5.	SEGMENT INFORMATION

The operating segments are reported consistently with Management’s reports provided to Board of Directors and to its main executives for assessment of the performance of each reporting segment and determination of allocation of resources.

The segment information is prepared considering 4 reportable segments, as follows: domestic market, foreign market, dairy products and food service. The reportable segments identified primarily focus on division by sales channel and the criteria was detailed in note 5 of the financial statements for the year ended December 31, 2012.

The net sales for each reportable operating segment are presented below:

Net sales	03.31.13	03.31.12
Domestic market
Poultry	392.9	273.0
Pork and beef	224.4	207.8
Processed products	1,586.0	1,640.1
Other processed products	643.3	677.9
Other	256.9	180.9

	3,103.5	2,979.7

Foreign market
Poultry	2,039.6	1,538.2
Pork and beef	436.1	412.2
Processed products	550.3	363.3
Other processed products	63.4	45.4
Other	3.4	—

	3,092.8	2,359.1

Dairy products
Milk	296.0	337.9
Dairy products and other beverages	351.6	307.6

	647.6	645.5

Food service
Poultry	84.0	84.7
Pork and beef	55.0	53.4
Processed products	194.0	176.6
Other processed products	32.0	38.1

	365.0	352.8

	7,208.9	6,337.1

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

The operating income for each reportable operating segment are presented below:

	03.31.13	03.31.12
Operating income
Domestic market	416.8	284.2
Foreign market	34.5	(54.1)
Dairy products	28.8	(0.8)
Food service	51.0	38.8

	531.1	268.1

No individual customer or economic group represented more than 5% of the net sales for the three month period ended March 31, 2013 and 2012.

Net sales from exports were originated in the segments of the foreign market, dairy products and food service, as set forth below:

	03.31.13	03.31.12
Export net sales per market
Foreign market	3,092.8	2,359.1
Dairy products	—	0.1
Food service	46.6	62.0

	3,139.4	2,421.2

Export net sales by region is presented below:

	03.31.13	03.31.12
Export net sales per region
Europe	416.6	435.6
Far East	608.5	565.7
Middle East	1,071.1	735.1
Eurasia (including Russia)	260.6	164.6
America / Africa / Other	782.6	520.2

	3,139.4	2,421.2

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

The goodwill originated from the expectation of future profitability, as well as the intangible assets with indefinite useful life (trademarks), were allocated to the reportable operating segments, taking into account the nature of the products manufactured in each segment (cash-generating unit). The allocation of intangible assets is presented below:

	Goodwill		Trademarks		Total
	03.31.13	12.31.12	03.31.13	12.31.12	03.31.13	12.31.12
Domestic market	1,069.9	1,069.9	982.5	982.5	2,052.4	2,052.4
Foreign market	1,273.8	1,260.4	321.4	323.5	1,595.2	1,583.9
Dairy products	671.4	671.4	—	—	671.4	671.4
Food service	81.5	81.5	—	—	81.5	81.5

	3,096.6	3,083.2	1,303.9	1,306.0	4,400.5	4,389.2

Information referring to the total assets by reportable segments is not being disclosed, as it is not included in the set of information made available to the Company’s Management, which make investment decisions and determine the allocation of assets on a consolidated basis.

6.	CASH AND CASH EQUIVALENTS

	Average rate (% p.a.)	03.31.13	12.31.12
Cash and bank accounts:
U.S. Dollar	—	54.2	81.8
Brazilian Reais	—	101.4	147.6
Euro	—	12.1	17.0
Other currencies		99.3	9.0

		267.0	255.4

Highly liquid investments:
In Brazilian Reais:
Investment funds	7.89%	13.8	13.6
Bank deposit certificates	7.00%	220.1	630.4

		233.9	644.0

In U.S. Dollar:
Interest bearing account	0.05%	108.9	359.4
Fixed term deposit	0.57%	423.1	306.7
Overnight	0.13%	220.7	180.3
In Euro:
Interest bearing account	0.13%	71.3	122.3
Fixed term deposit	1.20%	2.8	4.9
Other currencies:
Interest bearing account	0.01%	48.6	54.2
Fixed term deposit	5.30%	5.0	3.5

		880.4	1,031.3

		1,381.3	1,930.7

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

7.	MARKETABLE SECURITIES

	WATM(1)	Currency		Average interest rate (% p.a.)	03.31.13	12.31.12
Available for sale
Credit linked note	5.94	US$		4.78%	170.4	174.2
Brazilian foreign debt securities	1.20	US$		2.91%	85.8	89.0
Stocks	—	R$		—	0.8	0.7
Exclusive investment funds	—	US$		—	—	9.2

					257.0	273.1

Held for trading
Bank deposit certificates	2.82	R$		7.01%	139.0	180.2
Treasury bills	1.12	R$		7.16%	77.0	100.5

					216.0	280.7

Held to maturity
Credit linked note	0.50	US$		4.78%	67.2	90.9
Treasury bills	4.50		R$	7.16%	52.5	51.7

					119.7	142.6

					592.7	696.4

Current					540.1	621.9
Non-current					52.6	74.5

(1)	Weighted average maturity in years.

There were no changes in the characteristics of marketable securities disclosed above, compared to the information disclosed in the financial statements for the year ended December 31, 2012 (note 8).

The unrealized gain resulted from the change in the fair value of the available for sale marketable securities, recorded in shareholders’ equity, corresponds to the accumulated amount of R$17.3 (R$18.2 as of December 31, 2012), net of income tax of R$0.3 (R$0.4 as of December 31, 2012).

Additionally, on March 31, 2013, R$76.9 of the total of marketable securities, were pledged as collateral for futures contract operations in U.S. Dollars and live cattle, traded on the Futures and Commodities Exchange (“BM&F”) (R$97.3 as of December 31, 2012).

On March 31, 2013, the maturities of the non-current balance of marketable securities is as follows:

Maturities
2017	52.6

52.6

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

The Company conducted an analysis of sensitivity to foreign exchange rate as presented in note 4.8.

8.	TRADE ACCOUNTS RECEIVABLE, NET AND OTHER RECEIVABLES

	03.31.13	12.31.12
Current
Domestic customers	1,436.4	1,568.4
Foreign customers	1,471.4	1,603.9
Foreign costumers related parties	124.0	—
( - ) Estimated losses on doubtful accounts	(36.1)	(41.1)

	2,995.7	3,131.2

Other receivables	68.1	77.4

	68.1	77.4

	3,063.8	3,208.6

Non-current
Domestic customers	92.8	90.6
Foreign customers	2.6	2.6
( - ) Adjustment to present value	(0.2)	(0.2)
( - ) Estimated losses on doubtful accounts	(84.2)	(81.9)

	11.0	11.1

Other receivables	137.2	152.3

	137.2	152.3

	148.2	163.4

The trade accounts receivable involving related parties refers to transactions with the affiliated companies Federal Foods and Rising Star.

The rollforward of estimated losses on doubtful accounts is presented below:

	12.31.12	Additions	Reversals	Write-offs	Exchange rate variation	03.31.13
Estimated losses on doubtful accounts	123.0	21.2	(16.4)	(6.1)	(1.4)	120.3

	123.0	21.2	(16.4)	(6.1)	(1.4)	120.3

The breakdown by maturity of overdue amounts which were not included in the estimated losses on doubtful accounts is set forth below:

	03.31.13	12.31.12
91 to 120 days	0.5	5.5
121 to 180 days	0.6	4.2
181 to 360 days	2.8	8.0
More than 361 days	0.6	0.7

	4.5	18.4

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

The receivables excluded from estimated losses on doubtful accounts are secured by letters of credit issued by financial institutions and credit insurance from insurance companies.

The breakdown of accounts receivable by maturity is as follows:

	03.31.13	12.31.12
Current	2,768.4	3,040.2
Overdue:
01 to 60 days	226.5	83.7
61 to 90 days	7.8	9.6
91 to 120 days	9.1	9.6
121 to 180 days	8.0	12.5
181 to 360 days	13.9	15.7
More than 361 days	93.5	94.2
( - ) Adjustment to present value	(0.2)	(0.2)
( - ) Estimated losses on doubtful accounts	(120.3)	(123.0)

	3,006.7	3,142.3

9.	INVENTORIES

	03.31.13	12.31.12
Finished goods	2,127.0	1,799.5
Goods for resale	24.3	24.6
Work in process	150.6	147.0
Raw materials	410.2	427.9
Packaging materials	78.8	84.2
Secondary materials	196.3	204.5
Spare parts	114.6	110.8
Goods in transit	14.1	152.1
Imports in transit	65.8	57.9
Advances to suppliers	10.0	10.1

	3,191.7	3,018.6

The transfers of products sold from inventories to cost of sales during the three month period ended March 31, 2013 totaled R$5,512.0 (R$4,993.6 as of March 31, 2012). Such amounts include the additions and reversals of inventory provisions presented in the table below:

	12.31.12	Additions	Reversals	Write- offs	Exchange rate variation	03.31.13
Provision for losses to the disposable value	(14.9)	(4.0)	4.5	—	(0.3)	(14.7)
Provision for deterioration	(21.7)	(5.2)	—	5.6	—	(21.3)
Provision for obsolescence	(1.6)	(0.4)	—	—	—	(2.0)

	(38.2)	(9.6)	4.5	5.6	(0.3)	(38.0)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

Additionally, during the three month period ended March 31, 2013, there were write-offs of inventories in the amount of R$10.6 (R$13.7 as of March 31, 2012), relating to deteriorated items, which have been charged to the statement of income directly.

Management expects inventories to be recovered in a period less than 12 months.

On March 31, 2013, R$44.8 of the total balance of inventories was pledged as collateral for rural credit operations (R$50.0 as of December 31, 2012).

10.	BIOLOGICAL ASSETS

The biological assets of the Company comprise living animals which are segregated by the categories: poultry, pork and cattle. In addition, these categories are separated into consumable and for production.

In Management’s opinion, the fair value of the biological assets is substantially represented by the cost of formation, mainly due to the short life cycle of the animals and to the fact that a significant portion of the profitability of the Company’s products derives from the manufacturing process and not from obtaining in natura meat (raw materials at slaughtering point). This opinion is supported by a fair value appraisal report prepared by an independent appraiser in 2012, which presented an insignificant difference between the two methodologies. Therefore, biological assets are recorded at formation cost.

During the three month period ended March 31, 2013, Management did not identify any event that could impact the Company’s business model or the assumptions utilized in the analysis performed in 2012.

The quantities and accounting balances per category of biological assets are presented below:

	03.31.13		12.31.12
	Quantity	Value	Quantity	Value
Consumable biological assets
Immature poultry	206.9	567.5	208.7	596.6
Immature pork	3.4	626.2	3.5	627.8
Immature cattle	0.1	125.2	0.1	146.6

Total current	210.4	1,318.9	212.3	1,371.0

Production biological assets
Immature poultry	7.5	101.7	7.8	110.4
Mature poultry	11.4	153.5	11.0	139.4
Immature pork	0.1	32.9	0.2	32.4
Mature pork	0.4	151.9	0.4	146.0

Total non-current	19.4	440.0	19.4	428.2

	229.8	1,758.9	231.7	1,799.2

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

The rollforward of biological assets for the period is presented below:

	Current				Non-current
	Poultry	Pork	Cattle	Total	Poultry	Pork	Total
Balance as of 12.31.12	596.6	627.8	146.6	1,371.0	249.8	178.4	428.2
Increase due to acquisition	36.5	255.0	53.2	344.7	6.0	24.7	30.7
Increase due to reproduction, consumption of animal feed, medication and remuneration of animal outgrowers	1,199.2	339.3	3.0	1,541.5	87.8	2.9	90.7
Depreciation	—	—	—	—	(78.5)	(7.9)	(86.4)
Transfer between current and non-current	9.9	13.3	—	23.2	(9.9)	(13.3)	(23.2)
Reduction due to slaughtering	(1,274.7)	(609.2)	(77.6)	(1,961.5)	—	—	—

Balance as of 03.31.13	567.5	626.2	125.2	1,318.9	255.2	184.8	440.0

The costs of breeding animals are depreciated using the straight-line method for a period from 15 to 30 months.

11.	RECOVERABLE TAXES

	03.31.13	12.31.12
State ICMS (“VAT”)	1,026.0	966.9
PIS and COFINS (“Federal Taxes to Social Fund Programs”)	820.8	890.6
Withholding income and social contribution tax	262.4	277.8
IPI (“Federal VAT”)	59.4	58.7
Other	93.6	84.9
( - ) Allowance for losses	(205.6)	(172.3)

	2,056.6	2,106.6

Current	918.6	964.8
Non-current	1,138.0	1,141.8

The balance decrease during the quarter is mainly due to the realization of credits of PIS and COFINS through compensation against other federal taxes.

The rollforward of the allowance for losses is presented below:

	12.31.12	Additions	03.31.13
State ICMS (“VAT”)	(145.9)	(33.2)	(179.1)
PIS and COFINS (“Federal Taxes to Social Fund Programs”)	(10.3)	—	(10.3)
IPI (“Federal VAT”)	(14.7)	—	(14.7)
Other	(1.5)	—	(1.5)

	(172.4)	(33.2)	(205.6)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

12.	INCOME TAX AND SOCIAL CONTRIBUTION

12.1.	Deferred income tax and social contribution composition

	03.31.13	12.31.12
Assets:
Tax loss carryforwards (corporate income tax)	651.4	670.4
Valuation allowance for tax losses	(0.3)	(0.3)
Negative calculation basis (social contribution tax)	245.3	252.4
Allowance for negative calculation basis losses	(0.1)	(0.1)
Estimated annual effective tax rate	85.9	—
Assets temporary differences:
Provisions for tax, civil and labor risk	118.6	115.5
Suspended collection taxes	54.9	51.3
Provision for estimated losses on doubtful accounts	9.2	10.7
Provision for property, plant and equipment losses	5.1	3.3
Provision for tax credits realization	72.4	60.9
Provision for other obligations	37.6	29.7
Employees’ profit sharing	21.4	25.0
Provision for inventory losses	10.6	10.9
Employees’ benefits plan	106.2	103.3
Amortization on fair value of business combination	4.3	5.4
Business combination — Sadia	817.9	817.9
Unrealized losses on derivatives	1.1	45.0
Unrealized losses on inventories	0.3	2.6
Adjustments relating to the transition tax regime	55.2	143.6
Provision for losses	13.8	14.7
Other temporary differences	21.8	53.3

	2,332.6	2,415.5

Liabilities temporary differences:
Business combination — Sadia and Quickfood	(924.2)	(990.0)
Adjustments relating to the transition tax regime	(718.9)	(677.1)
Other temporary differences	(19.8)	(23.5)

	(1,662.9)	(1,690.6)

Total deferred tax legally enforceable	669.7	724.9
Business combination — Dánica and Avex	(25.1)	(27.8)

Total deferred tax	644.6	697.1

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

Certain subsidiaries of the Company have tax losses carryforwards and negative basis of social contribution of R$19.7 and R$19.6, respectively (R$19.6 and R$19.5 as of December 31, 2012), for which the Company have not recorded a deferred tax asset. If there was an expectation that such tax credits would be realized, the amount to be recognized in the balance sheet would be R$6.7 (R$6.7 as of December 31, 2012).

12.2.	Estimated time of realization

Deferred tax assets arising from temporary differences will be realized as they are settled our realized. The period of the settlement or realization of such differences would not be properly estimated and is tied to several factors that are not under control of the management.

Management estimates that the deferred tax assets originated from tax losses carry forwards and negative basis of social contribution are expected to be realized as set forth below:

2013	32.4
2014	44.3
2015	54.8
2016	64.7
2017	77.8
2018-2020	340.3
2021-2022	282.0

896.3

When assessing the likelihood of the realization of deferred tax assets, Management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those temporary differences are deductible.

Management considers the scheduled reversal of deferred tax liabilities, projected taxable income and tax-planning strategies when performing this assessment. Based on the level of historical taxable income and projections for future taxable income, Management believes that it is more likely than not that the Company will realize the benefits of these deductible differences. However, the amount of deferred tax asset could be impacted if estimates of future taxable income during the carryforward period are reduced.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

The rollforward of the deferred tax assets is set forth below:

	12.31.12	Rollforward	Reclassification(1)	Exchange rate variation	03.31.13
Tax loss carryforwards (corporate income tax)	670.2	(19.0)	—	—	651.2
Negative calculation basis (social contribution tax)	252.3	(7.1)	—	—	245.2
Temporary differences	(25.7)	(180.5)	—	—	(206.2)
Estimated annual effective tax rate	—	85.9	—	—	85.9
Deferred income tax on other comprehensive income	(91.0)	47.0	—	—	(44.0)
Business combination — Sadia and Quickfood	(172.2)	62.6	3.2	—	(106.4)
Business combination — Avex e Danica	(27.4)	0.8	—	1.5	(25.1)
Other adjustments	—	1.0	—	(1.0)	—

	606.2	(9.3)	3.2	0.5	600.6

(1)	Refers to the reclassification of the allocation of R$3.2 from intangible assets to deferred income tax due to the business combination of Quickfood.

12.3.	Income and social contribution taxes reconciliation

	03.31.13	03.31.12
Income before taxes	429.3	193.1

Nominal tax rate	34.00%	34.00%

Tax expense at nominal rate	(146.0)	(65.7)
Adjustments of taxes and contributions on:
Equity interest in income of affiliates	2.4	1.9
Exchange rate variation on foreign investments	(21.6)	(15.1)
Difference of tax rates on earnings from foreign subsidiaries	(4.1)	(47.2)
Results from foreign subsidiaries	(0.6)	(0.4)
Profit sharing	(1.1)	(0.7)
Donations	(0.5)	(0.5)
Penalties	0.1	(4.1)
Investment grant	9.6	3.5
Estimated annual effective tax rate	85.9	89.5
Other adjustments	2.9	(1.4)

	(73.0)	(40.2)

Current income tax	(63.7)	(38.2)
Deferred income tax	(9.3)	(2.0)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

The taxable income, current and deferred income tax from foreign subsidiaries is set forth below:

	03.31.13	03.31.12
Taxable income from foreign subsidiaries	(42.5)	(153.8)
Current income taxes expense from foreign subsidiaries	1.1	3.3
Deferred income taxes benefit from foreign subsidiaries	4.1	(0.1)

The Company determined that the total profit accounted for by holdings of their foreign wholly-owned subsidiaries will not be redistributed. Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$1,273.4 as of March 31, 2013 (R$2,223.4 as of December 31, 2012).

13.	JUDICIAL DEPOSITS

The rollforward of the judicial deposits is set forth below:

	12.31.12	Additions	Reversals	Write-offs	Price index update	03.31.13
Tax(1)	240.6	8.8	(0.4)	(0.4)	2.6	251.2
Labor	93.5	16.8	(0.8)	(3.8)	0.7	106.4
Civil, commercial and other	31.2	1.7	(1.0)	—	—	31.9

	365.3	27.3	(2.2)	(4.2)	3.3	389.5

(1)	The additions are mainly represented by judicial deposits related to tax question of VAT for certain products sold in the state of origin of R$8.2.

14.	RESTRICTED CASH

	WATM(1)	Currency	Average interest rate (% p.a.)	03.31.13	12.31.12
Guarantee deposit	1.78	US$	0.22	8.4	9.1
National treasury certificates	7.02	R$	19.78	87.5	83.9

				95.9	93.0

(1)	Weighted average maturity term (in years).

The guarantee deposit above relates to financial debt of the subsidiary Quickfood with Rabobank.

The national treasure certificates classified as held to maturity are pledged as collateral for the loan obtained through the Special Program Asset Restructuring (“PESA”), see note 18.

15.	INVESTMENTS

15.1.	Investments breakdown

	03.31.13	12.31.12
Investment in affiliates	102.7	34.7
Other investments	2.2	2.0

	104.9	36.7

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

15.2.	Summary financial information in joint venture and affiliates

	Affiliate		Joint venture
	UP!		K&S		Rising Star		Nutrifont	Federal Foods
	03.31.13	12.31.12	03.31.13	12.31.12	03.31.13	12.31.12	03.31.13	03.31.13
Current assets	42.0	32.4	12.8	11.3	61.2	68.6	10.1	144.2
Non-current assets	—	—	7.8	8.0	2.6	1.4	—	4.0
Current liabilities	(11.6)	(10.1)	(7.3)	(7.5)	(63.6)	(68.8)	—	(94.7)
Non-current liabilities	—	—	(0.5)	(0.5)	—	(0.1)	—	(4.3)

	30.4	22.3	12.8	11.3	0.2	1.1	10.1	49.2

	UP!		K&S		Rising Star		Nutrifont	Federal Foods
	03.31.13	03.31.12	03.31.13	03.31.12	03.31.13	03.31.12	03.31.13	03.31.13
Net sales	22.5	17.6	10.8	7.9	102.5	—	—	27.6
Operational expenses	(3.6)	(3.2)	(1.9)	(2.2)	(1.6)	—	—	(3.6)
Net profit (loss)	8.2	5.9	1.4	(0.2)	(1.4)	—	0.1	(0.9)
% Participation	50%	50%	49%	49%	50%	50%	50%	49%

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

16.	PROPERTY, PLANT & EQUIPMENT

Property, plant and equipment rollforward is set forth below:

	Weighted average depreciation rate (% p.a.)	12.31.12	Additions	Disposals	Transfers		Transfers to held for sale	Exchange rate variation	03.31.13
Cost
Land	—	618.8	16.5	—	1.2		—	(1.3)	635.2
Buildings and improvements	—	4,966.8	118.4	(3.9)	101.2		—	(5.9)	5,176.6
Machinery and equipment	—	6,033.7	5.0	(19.4)	159.3		(1.0)	(23.0)	6,154.6
Facilities	—	1,446.3	1.7	(3.6)	30.3		—	(7.5)	1,467.2
Furniture	—	95.5	0.9	(1.3)	8.8		—	(2.3)	101.6
Vehicles and aircrafts	—	160.9	0.1	(0.7)	7.7		(0.6)	(0.5)	166.9
Other	—	223.2	1.2	(0.3)	15.4		—	2.2	241.7
Construction in progress	—	877.9	255.5	(0.1)	(301.0)		—	2.5	834.8
Advances to suppliers	—	60.5	19.7	—	(32.2)		—	(0.2)	47.8

		14,483.6	419.0	(29.3)	(9.3)		(1.6)	(36.0)	14,826.4

Depreciation
Buildings and improvements	3.03	(1,179.8)	(32.4)	0.9	(13.6)		—	1.9	(1,223.0)
Machinery and equipment	5.86	(2,093.0)	(87.6)	9.5	4.0		0.4	9.3	(2,157.4)
Facilities	3.84	(389.3)	(15.2)	0.5	(2.2)		—	0.3	(405.9)
Furniture	8.03	(42.2)	(2.1)	1.3	(2.3)		—	0.2	(45.1)
Vehicles and aircrafts	15.05	(44.0)	(6.3)	0.2	14.2		0.6	0.3	(35.0)
Other	3.51	(55.4)	(3.9)	0.3	(0.1)		—	0.2	(58.9)

		(3,803.7)	(147.5)	12.7	—		1.0	12.2	(3,925.3)

Provision for losses		(9.2)	(5.7)	—	—		—	—	(14.9)

		10,670.7	265.8	(16.6)	(9.3	)(1)	(0.6)	(23.8)	10,886.2

(1)	Net transfer to intangible assets in the amount of R$4.6 (note 17) and net transfer to other rights relating to employees’ housing program in the amount of R$4.7.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

The Company classifies its investments in the following categories:

(i)	growth: refers to projects that result in increase of revenue through expansion of operational capacity;

(ii)	efficiency: refers to projects focus on increase operating income with no impact on the production volume; and

(iii)	support: refers to projects focus on compliance with quality standards, safety or continuity of operations, not considering economic returns.

The acquisitions during the three month period ended March 31, 2013 are substantially represented by construction in progress in the total amount of R$255.5 and buildings and improvements of R$118.4 which are mainly comprised of:

Growth
Expansion of productive capacity of cooked sausages, frankfurters, sausage, frozen prepared entrees, cooked meals, pizzas and smoked products of the industrial units located in the cities of Lucas do Rio Verde (MT), Videira (SC), Ponta Grossa (PR), Capinzal (SC), Tatuí (SP) and Uberlândia (MG)	39.8
Construction of a new margarine plant in the city of Vitória de Santo Antão (PE)	31.6
Construction of a new cheese factory in the city of Três de Maio (RS)	25.0
Construction of a new UHT plant in the city of Barra do Pirai (RJ)	12.2
Expansion of slaughterhouse of industrial units located in the cities of Rio Verde (GO), Nova Mutum (MT) and Lucas do Rio Verde (MT)	10.8
Construction of a distribution center in the city of Rio de Janeiro (RJ)	3.8

123.2

Efficiency
Automation of poultry production (gutting and deboning) in the cities of Carambeí (PR), Chapecó (SC), Lajeado (RS) and Várzea Grande (MT)	33.6
Automation of production of yogurt, pizzas, ready meals and sandwiches in the city of Carambeí (PR)	10.3
Adequacy of the production of raw materials (condiment) in the city of Concórdia (SC)	3.1
Automation of poultry packaging in the city of Chapecó (SC)	1.9
Improvement in the production of breeding stock (aiming the animal welfare) in the city of Uberlândia (MG)	0.9
Expansion of the receiving grain process in the city of Dourados (MS)	0.6
Automation of pork leg deboning process in the city of Lucas do Rio Verde (MT)	0.6

51.0

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

Support
Formation of forests to generate stocks of firewood for the boilers	8.0
Construction of houses for employees — 270 units in the city of Nova Mutum (MT) and 280 units in the city of Mineiros (GO)	5.9
Compliance with the safety requirements from regulatory norm in the boiler operations, electrical facilities, freight elevators and logistics warehouse in the units located in the cities of Várzea Grande (MT), Concórdia (SC), Uberlândia (MG), Paranaguá (PR) and Embu (SP)	4.4
Adequacy of pork slaughtering facilities in the city of Toledo (PR)	4.2
Construction of a technology center in the city of Jundiaí (SP)	2.3
Implementation of information systems in foreign units	1.9
Adequacy of cereal receiving facilities in the city of Arroio do Meio (RS)	1.0

27.7
Financial lease(1)	132.1

(1)	See note 21.1.

The disposals are mainly related to obsolete items in the total amount of R$5.0 and replaced assets in the amount of R$4.9, recorded within other operating results.

The Company has fully depreciated items that are still in operation, which are set forth below:

	03.31.13	12.31.12
Cost
Buildings and improvements	118.8	118.0
Machinery and equipment	574.1	555.3
Facilities	70.9	70.9
Furniture	17.4	16.0
Vehicles and aircrafts	4.4	3.5
Others	25.8	19.1

	811.4	782.8

During the three month period ended March 31, 2013, the Company capitalized interest in the amount of R$11.9 (R$10.7 as of March 31, 2012). The weighted interest rate utilized to determine the capitalized amount was 8.08% p.a. (6.89% p.a. as of March 31, 2012).

On March 31, 2013, the Company had no commitments assumed related to acquisition and/or construction of properties, except for those disclosed in note 18, item 18.3.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

The property, plant and equipment that are held as collateral for transactions of different natures are presented below:

		03.31.13	12.31.12
	Type of collateral	Book value of the collateral	Book value of the collateral
Land	Financial/Labor/Tax/Civil	354.9	355.9
Buildings and improvements	Financial/Labor/Tax/Civil	1,735.5	1,735.4
Machinery and equipment	Financial/Labor/Tax	2,115.5	2,104.1
Facilities	Financial/Labor/Tax	638.5	638.5
Furniture	Financial/Labor/Tax/Civil	20.1	18.6
Vehicles and aircrafts	Financial/Tax	1.3	1.6
Others	Financial/Labor/Tax/Civil	79.9	73.6

		4,945.7	4,927.7

The Company is not allowed to designate these assets as collateral for other transactions or to sell them.

17.	INTANGIBLES

Intangible assets are comprised of the following items:

	Weighted average amortization rate (% p.a.)	Cost	Accumulated amortization	03.31.13	12.31.12
Non-compete agreement	2.44	0.4	(0.1)	0.3	0.4
Goodwill	—	3,096.6	—	3,096.6	3,083.4
Exclusivity agreement	100.00	0.5	(0.3)	0.2	0.5
Outgrowers fidelization	12.50	18.6	(3.0)	15.6	16.6
Trademarks	—	1,303.9	—	1,303.9	1,305.9
Patents	17.45	5.1	(1.3)	3.8	3.9
Customer relationship	7.71	181.2	(3.3)	177.9	181.8
Supplier relationship	42.00	137.0	(134.1)	2.9	4.7
Software	20.00	286.8	(132.7)	154.1	154.5

		5,030.1	(274.8)	4,755.3	4,751.7

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

The intangible assets rollforward is set forth below:

	12.31.12	Additions	Write- offs	Transfers(1)	Exchange rate variation	03.31.13
Cost:
Goodwill:	3,083.3	20.3	—	(3.2)	(3.8)	3,096.6
Ava	49.4	—	—	—	—	49.4
Avex	38.0	—	—	—	(2.1)	35.9
Batavia	133.2	—	—	—	—	133.2
Cotochés	39.6	—	—	—	—	39.6
Dánica	10.1	—	—	—	(1.0)	9.1
Eleva Alimentos	1,273.3	—	—	—	—	1,273.3
Federal Foods	—	20.3	—	—	—	20.3
Heloísa	33.5	—	—	—	—	33.5
Incubatório Paraíso	0.6	—	—	—	—	0.6
Paraíso Agroindustrial	16.8	—	—	—	—	16.8
Perdigão Mato Grosso	7.6	—	—	—	—	7.6
Plusfood	17.6	—	—	—	(0.7)	16.9
Quickfood	249.5	—	—	(3.2)	—	246.3
Sadia	1,214.1	—	—	—	—	1,214.1
Non-compete agreement	0.4	—	—	—	—	0.4
Exclusivity agreement	0.6	—	—	—	(0.1)	0.5
Outgrowers fidelization	18.8	0.4	—	—	(0.6)	18.6
Trademarks	1,305.9	—	—	—	(2.0)	1,303.9
Patents	5.1	—	—	—	—	5.1
Customer relationship	182.5	—	—	—	(1.4)	181.1
Supplier relationship	137.0	—	—	—	—	137.0
Software	337.0	7.7	(60.9)	4.6	(1.5)	286.9

	5,070.6	28.4	(60.9)	1.4	(9.4)	5,030.1

Amortization:
Non-compete agreement	(0.1)	—	—	—	—	(0.1)
Exclusivity agreement	(0.2)	(0.1)	—	—	—	(0.3)
Outgrowers fidelization	(2.1)	(1.0)	—	—	0.1	(3.0)
Patents	(1.2)	(0.1)	—	—	—	(1.3)
Customer relationship	(0.7)	(2.7)	—	—	0.1	(3.3)
Supplier relationship	(132.2)	(1.9)	—	—	—	(134.1)
Software	(182.4)	(10.8)	60.4	—	0.1	(132.7)

	(318.9)	(16.6)	60.4	—	0.3	(274.8)

	4,751.7	11.8	(0.5)	1.4	(9.1)	4,755.3

(1)	Refers to the reclassification of allocation of intangible assets to deferred tax due to the acquisition of Quickfood.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

For the three month period ended March 31, 2013, Management did not identify any event that could indicate an impairment of such assets.

18.	LOANS AND FINANCING

	Charges (% p.a.)	Weighted average interest rate (% p.a.)	WAMT(1)	Current	Non-current	03.31.13	12.31.12
Local currency
BNDES, FINEM, development bank credit lines, other secured debts and financial lease	FIXED RATE + TJLP + 4.23% (FIXED RATE + TJLP + 4.13% on 12.31.12)	6.96% (7.28% on 12.31.12)	2.7	378.6	911.2	1,289.8	1,390.6
Export credit facility	102.21% CDI + TJLP + 3.80% (102.21% CDI + TJLP + 3.80% on 12.31.12)	7.69% (7.91% on 12.31.12)	1.7	349.0	700.0	1,049.0	1,048.1
Working capital	5.58% (5.66% on 12.31.12)	5.58% (5.66% on 12.31.12)	0.5	1,298.4	1.5	1,299.9	1,244.8
Fiscal incentives	FIXED RATE + IGPM + 1.42% (FIXED RATE + IGPM + 1.22% on 12.31.12)	1.97% (1.89% on 12.31.12)	12.3	—	15.0	15.0	12.4
PESA	IGPM + 4.90% (IGPM + 4.90% on 12.31.12)	12.68% (12.46% on 12.31.12)	7.0	0.8	193.5	194.3	193.9

				2,026.8	1,821.2	3,848.0	3,889.8

Foreign currency
BNDES, FINEM, development bank credit lines, other secured debts and financial lease	UMBNDES + 2.14% (UMBNDES + 2.15% on 12.31.12) e.r. (US$ and other currencies)	5.99% (6.08% on 12.31.12) e.r. (US$ and other currencies)	1.4	42.1	49.4	91.5	109.5
Export credit facility	LIBOR + FIXED RATE + CDI + 2.49% (LIBOR + FIXED RATE + CDI + 2.36% on 12.31.12) e.r. (US$ and other currencies)	3.24% (3.28% on 12.31.12) e.r. (US$ and other currencies)	3.4	303.1	1,229.1	1,532.2	1,691.6
Advances for foreign exchange rate contracts	(0.62% + e.r. US$ on 12.31.12)	(0.62% + e.r. US$ on 12.31.12)	—	—	—	—	102.2
Working capital	19.03% (21.25% on 12.31.12) e.r. ARS	19.03% (21.25% on 12.31.12) e.r. ARS	0.6	88.0	15.6	103.6	117.8
Bonds	7.20% (7.20% on 12.31.12) e.r. US$	7.20% (7.20% on 12.31.12) e.r. US$	6.5	60.3	3,497.9	3,558.2	3,607.4

				493.5	4,792.0	5,285.5	5,628.5

				2,520.3	6,613.2	9,133.5	9,518.3

(1)	Weighted average maturity term (in years).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

The main characteristics of loans and financing agreements entered by the Company were detailed disclosed in note 19 of financial statements for the year ended December 31, 2012.

18.1.	Loans and financing maturity schedule

The maturity schedule of the loans and financing balance is as follow:

03.31.13
2013	1,856.0
2014	1,253.6
2015	744.2
2016	424.1
2017 onwards	4,855.6

9,133.5

18.2.	Guarantees

	03.31.13	12.31.12
Total of loans and financing	9,133.5	9,518.3

Mortgage guarantees	1,304.0	1,405.7

Related to FINEM-BNDES	800.2	900.2
Related to FNE-BNB	361.6	361.1
Related to tax incentives and other	142.3	144.4

Statutory lien on assets acquired with financing	80.9	91.1

Related to FINEM-BNDES	4.1	5.2
Related to financial lease	76.8	85.9

The Company is the guarantor of a loan obtained by Instituto Sadia de Sustentabilidade with BNDES. The loan was obtained with the purpose of allowing the implementation of biodigestors in the farms of the outgrowers which take part in the Company’s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees totaled R$69.4 on March 31, 2013 (R$72.1 as of December 31, 2012).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans were utilized to improve farm conditions and will be paid in 10 years, taking as collateral the land and equipment acquired by the outgrowers though this program. The total of guarantee as of March 31, 2013 amounted to R$440.2 (R$441.1 as of December 31, 2012).

On March 31, 2013, the Company contracted bank guarantees in the amount of R$1,270.8 (R$1,234.2 as of December 31, 2012) offered mainly in litigations involving the Company’s use of tax credits. These guarantees have an average cost of 0.95% p.a. (0.87% p.a. as of December 31, 2012).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

18.3.	Commitments

In the normal course of the business, the Company enters into agreements with third parties such as purchases of raw materials, mainly corn, soymeal and hog, in which the agreed prices can be fixed or to be fixed. The agreements consider the market value of the commodities at the balance sheet date and are set forth below:

03.31.13
2013	1,625.8
2014	454.4
2015	428.3
2016	420.6
2017 onwards	1,272.8

4,201.9

The Company entered into agreements denominated “built to suit” in which office facilities will be built by third parties. The agreements terms are 10 years from the signing date as well as the charge of rent expenses. If the Company defaults on its obligations, it will be subject to fines and/or acceleration of rent falling due, according to the terms of each contract.

The estimated schedule of future payments related to these agreements is set forth below:

03.31.13
2013	0.7
2014	0.9
2015	0.9
2016	0.9
2017 onwards	5.6

9.0

The decrease in the estimate of future payments of R$203.1 on December 31, 2012 to R$9.0 on March 31, 2013, is due to the conclusion of the construction of the distribution center in the city of Salvador (BA) and the shared services center located in the city of Curitiba (PR), which were recorded as finance leases, see note 21.2.

19.	TRADE ACCOUNTS PAYABLE

	03.31.13	12.31.12
Domestic suppliers
Third parties	2,674.4	2,890.9
Related parties	11.8	10.6

	2,686.2	2,901.5

Foreign suppliers
Third parties	461.7	479.7

	461.7	479.7

	3,147.9	3,381.2

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

Accounts payable to suppliers are not subject to interest charges and are generally settled in average within 39 days.

20.	OTHER FINANCIAL ASSETS AND LIABILITIES

	03.31.13	12.31.12
Derivative financial instruments
Cash flow hedge
Assets
Non-deliverable forward (NDF)	79.0	28.5
Currency option contracts	0.3	—
Fixed exchange rate contracts	1.5	2.1
Exchange rate contracts (Swap)	1.1	2.0

	81.9	32.6

Liabilities
Non-deliverable forward (NDF)	(1.7)	(66.3)
Currency option contracts	(0.2)	—
Exchange rate contracts (Swap)	(164.1)	(180.7)

	(166.0)	(247.0)

Derivatives not designated as hedge accounting
Assets
Non-deliverable forward (NDF)	0.2	0.4
Live cattle forward contracts	—	0.1
Live cattle option contracts	0.1	0.1
Dollar future contracts	0.3	—

	0.6	0.6

Liabilities
Live cattle option contracts	(0.3)	—
Exchange rate contracts (Swap)	(4.7)	(5.6)
Dollar future contracts	—	(0.8)

	(5.0)	(6.4)

Current assets	82.5	33.2
Current liabilities	(171.0)	(253.4)

The collaterals given in the transactions presented above are disclosed in note 8.

21.	LEASES

The Company is the lessee in several contracts, which are classified as operating or finance lease.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

21.1.	Operating lease

The minimum future payments of non-cancellable operating lease agreements, for each of the following years, are presented below:

03.31.13
2013	45.2
2014	54.7
2015	32.1
2016	28.6
2017 onwards	133.5

294.1

During the three months period ended March 31,2013, the payments of lease agreements recognized as expense amounted to R$65.6 (R$51.0 as of March 31, 2012).

21.2.	Finance lease

The leased assets are presented below:

	Weighted average interest rate (% p.a.)(1)	03.31.13	12.31.12
Cost
Machinery and equipment	—	36.4	21.1
Software	—	22.1	22.1
Vehicles	—	140.2	135.7
Land	—	16.5	0.4
Buildings(2)	—	110.5	15.0

		325.7	194.3

Accumulated depreciation
Machinery and equipment	19.41	(9.5)	(9.2)
Software	20.00	(5.6)	(4.5)
Vehicles	14.21	(22.3)	(17.0)
Buildings	12.41	(1.5)	(0.2)

		(38.9)	(30.9)

		286.8	163.4

(1)	The period of depreciation of leased assets corresponds to the lowest of term of the contract and the useful life of the asset, as determined by IAS 17 “Leases”.

(2)	The increase is due to the conclusion of construction of distribution center located in the city of Salvador (BA) and the shared services center located in the city of Curitiba (PR).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

The minimum future payments required for these finance leases are presented as follows:

			03.31.13
	Present value of minimum payments(1)	Interest	Minimum future payments(2)
2013	67.1	8.2	75.3
2014	43.8	9.4	53.2
2015	21.4	8.2	29.6
2016	18.6	7.9	26.5
2017 onwards	85.4	46.5	131.9

	236.3	80.2	316.5

(1)	Comprises the amount of R$76.6 related to financial lease of vehicles which are recorded as loans and financing.

(2)	Comprises the amount of R$73.1 related to financial lease of vehicles which are recorded as loans and financing.

22.	SHARE BASED PAYMENT

The rules for the stock options plan granted to Company’s executives, were disclosed in the annual financial statements for the year ended December 31, 2012 (note 23) and has not changed during this period.

The breakdown of the outstanding granted options is presented as follows:

Date			Quantity		Price of converted share		Share price
Grant date	Beginning of the year	End of the year	Options granted	Outstanding options	Granting date	Updated IPCA	at 03.31.13
05/03/10	05/02/11	05/02/15	1,540,011	800,857	23.44	27.66	44.60
07/01/10	06/30/11	06/30/15	36,900	36,900	24.75	27.04	44.60
05/02/11	05/01/12	05/01/16	2,463,525	2,056,449	30.85	34.18	44.60
05/02/12	05/01/13	05/01/17	3,708,071	3,478,221	34.95	36.84	44.60

			7,748,507	6,372,427

The rollforward of the outstanding granted options for the three month period ended March 31, 2013 is presented as follows:

Quantity of outstanding options as of December 31, 2012	6,617,581
Exercised — grant of 2012	(15,900)
Exercised — grant of 2011	(130,181)
Exercised — grant of 2010	(62,733)
Canceled Grant of 2012	(36,340)

Quantity of outstanding options as of March 31, 2013	6,372,427

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

The weighted average strike prices of the outstanding options is R$34.77 (thirty four Brazilian Reais and seventy seven cents) and the weighted average of the remaining contractual term is 43 months.

The Company presented in shareholders’ equity the fair value of the options in the amount of R$49.7 (R$45.5 as of December 31, 2012). In the statement of income for the three month period ended March 31, 2013 the amount recognized as expense was R$4.2 (R$3.6 as of March 31, 2012).

During the three month period ended March 31, 2013, the Company’s executives exercised 208,814 shares, with an average price of R$32.08 (thirty two Brazilian Reais and eight cents) totaling R$6.7. In order to comply with this commitment, the Company utilized treasury shares with an acquisition cost of R$21.63 (twenty one Brazilian Reais and sixty three cents), recording a gain in the amount of R$2.2 as capital reserve.

The fair value of the stock options was measured using the Black-Scholes pricing model, as disclosed in the annual financial statements for the year ended December 31, 2012 (note 23).There is no change in the methodology during the three month period ended March 31, 2013.

23.	SUPPLEMENTARY RETIREMENT PLAN AND OTHER BENEFITS TO EMPLOYEES

The Company offers supplementary retirement plans and other benefits to its employees. The characteristics of the supplementary retirement plans, and other employee benefits were disclosed in the annual financial statements for the year ended December 31, 2012 (note 24) and have not changed during this period.

The actuarial liabilities and the amounts recognized in the statement of income are presented below:

	Liabilities		Statement of income
	03.31.13	12.31.12	03.31.13	03.31.12
Retirement supplementary plan — BFPP(1)	—	—	(3.9)	(3.6)
Retirement supplementary plan — FAF(2)	—	—	9.2	12.5
Medical plan	94.2	92.4	(1.8)	(3.2)
F.G.T.S. penalty(3)	155.7	150.7	(5.0)	(4.5)
Award for length of service	41.8	40.5	(1.3)	(1.2)
Other	20.7	20.2	(0.5)	(1.1)

	312.4	303.8	(3.3)	(1.1)

Current	17.9	17.4
Non-current	294.5	286.4

(1)	BFPP — Brasil Foods Pension Plan

(2)	FAF — Attilio Francisco Xavier Fontana Foundation

(3)	F.G.T.S. — Government Severance Indemnity Fund for employees

24.	PROVISION FOR TAX, CIVIL AND LABOR RISK

The Company and its subsidiaries are involved in certain legal proceedings arising from the regular course of business, which include civil, administrative, tax, social security and labor claims.

The Company classifies the risk of unfavorable court decisions as “probable”, “possible” or “remote”. The provisions recorded relating to such proceedings is determined by the Company’s Management, based on the legal advice and reasonably reflect the estimated probable losses.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

The Company’s Management believes that the provisions for tax, civil and labor contingencies, accounted for according to IAS 37, is sufficient to cover estimated losses related to its legal proceedings, as presented below:

24.1.	Contingencies for probable losses

The rollforward of the provisions for tax, civil and labor risks is summarized below:

	12.31.12	Additions	Reversals	Payments	Price index update	Exchange rate variation	03.31.13
Tax	179.5	6.6	(5.1)	(2.1)	2.1	—	181.1
Labor	134.4	45.5	(18.0)	(18.9)	2.5	—	145.5
Civil, commercial and other	50.4	4.2	(2.3)	(2.9)	1.2	—	50.6
Contingent liabilities	570.5	—	(1.0)	—	—	(1.2)	568.2

	934.8	56.3	(26.4)	(23.9)	5.8	(1.2)	945.4

Current	173.9						88.1
Non-current	760.9						857.3

24.2.	Contingencies classified as a risk of possible loss

The Company is involved in other labor and social security, civil and tax lawsuits, which the expected loss evaluated by management and supported by legal advisors is classified as possible, and therefore, no provision has been recognized. Tax lawsuits totaled R$6,760.4 (R$6,582.1 as of December 31, 2012), from which R$551.0 (R$552.1 as of December 31, 2012) were recorded at the estimated fair value resulting from business combinations with Sadia, Avex and Dánica as determined by paragraph 23 of IFRS 3 “Business Combination”. The main natures of these contingencies were properly disclosed in the annual financial statements for the year ended December 31, 2012 (note 25.2).

25.	SHAREHOLDERS’ EQUITY

25.1.	Capital stock

On March 31, 2013 and December 31, 2012, the capital subscribed and paid by the Company was R$12,553,417,953.36 (twelve billion, five hundred and fifty three million, four hundred and seventeen thousand, nine hundred and fifty three Brazilian Reais and thirty six cents), which is composed of 872,473,246 of common shares without par value. The realized value of the capital stock in the balance sheet is net of the expenses with public offering in the amount of R$92.9.

The Company is authorized to increase the capital stock, irrespective of amendments to the bylaws, up to the limit of 1,000,000,000 of common shares, in book-entry form, and without par value.

25.2.	Interest on shareholders’ equity and dividends

On February 15, 2013, the payment of R$174.7 was made related to the interest on shareholders’ equity proposed by the Management on December 20, 2012 and approved in the Shareholders Ordinary and Extraordinary Meeting on April 9, 2013. In the same meeting an additional distribution of dividends was approved in the amount of R$45.3, to be paid on April 30, 2013.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

25.3.	Breakdown of capital stock by nature

	03.31.13	12.31.12
Common shares	872,473,246	872,473,246
Treasury shares	(2,190,521)	(2,399,335)

Outstanding shares	870,282,725	870,073,911

25.4.	Rollforward of outstanding shares

	Quantity of outstanding of shares
	03.31.13	12.31.12
Shares at the beggining of the period	870,073,911	869,453,804
Sale of treasury shares	208,814	620,107

Shares at the end of the period	870,282,725	870,073,911

25.5.	Treasury shares

The Company has 2,190,521 shares in treasury, with an average cost of R$21.63 (twenty one Brazilian Reais and sixty three cents) per share, with a market value of R$97.7. The reduction of 208,814 in the number of treasury shares occurred due the options exercised by the Company’s executives.

26.	EARNINGS PER SHARE

	03.31.13	03.31.12
Basic numerator
Net income for the period attributable to BRF shareholders	358.5	153.2
Basic denominator
Common shares	872,473,246	872,473,246
Weighted average number of outstanding shares — basic (except treasury shares)	870,113,882	869,453,964

Earnings per share basic — R$	0.41205	0.17620

Diluted numerator
Net income for the period attributable to BRF shareholders	358.5	153.2
Diluted denominator
Weighted average number of outstanding shares — basic (except treasury shares)	870,113,882	869,453,964
Number of potential shares (stock options)	652,252	249,418

Weighted average number of outstanding shares — diluted	870,766,134	869,703,382

Earnings per share diluted — 57R$	0.41175	0.17615

On March 31, 2013, all of the 6,372,427 outstanding options granted to the Company’s executives were considered in the calculation of the diluted earnings per share due to the fact that the strike price was lower than the average market price.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

27.	GOVERNMENT GRANTS

The Company has tax benefits related to ICMS for investments granted by the governments of the States of Goiás, Pernambuco, Mato Grosso and Bahia. Such incentives are directly associated to the manufacturing facilities operations, job generation and to the economic and social development in the respective states, being accounted for as a reserve for tax incentives in the shareholders’ equity.

As of March 31, 2013, the amount related to this incentive totaled R$28.0 (R$67.4 as of December 31, 2012).

28.	RELATED PARTIES

Within the Company’s business operations context, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans agreed on normal conditions of market for similar transactions, based on contracts.

All the companies listed in note 1.1 are controlled by BRF, except for UP! Alimentos Ltda, Nutrifont, Rising Star Food Company Ltd and Federal Foods. which are jointly-controlled subsidiaries.

The Company entered into loan agreements with Instituto Perdigão de Sustentabilidade. On March 31, 2013, the total receivable is R$10.9 (R$9.0 as of December 31, 2012), being remunerated at interest rate of 12% p.a.

The Company also recorded a liability in the amount of R$11.0 (R$16.0 as of December 31, 2012) related to the fair value of the guarantees offered to BNDES concerning a loan made by the Instituto Sadia de Sustentabilidade.

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, as of March 31, 2013, the Company recorded a liability in the amount of R$57.9 in other obligations (R$57.9 as of December 31, 2012).

The Company and its subsidiaries carry out intercompany loans. Below is a summary of the balances and rates charged for the transactions which corresponding balance is above R$10.0 at the balance sheet date:

Counterparty		03.31.13	Interest rate
Creditor	Debtor
BFF International Ltd.	Perdigão International Ltd.	848.3	8.0% p.a.
BFF International Ltd.	Wellax Food Comércio	576.9	8.0% p.a.
Sadia Overseas Ltd.	Wellax Food Comércio	513.7	7.0% p.a.
Sadia International Ltd.	Wellax Food Comércio	120.9	LIBOR
BRF GmbH	Plusfood Holland B.V.	89.7	3.0% p.a.
BRF GmbH	BRF Foods LLC	36.1	7.0% p.a.
Wellax Food Comércio	BRF GmbH	20.2	1.0% p.a.
BRF GmbH	Qualy B.V.	15.6	1.5% p.a.

28.1.	Other related parties

The Company leased properties owned by FAF. For the three month period ended March 31, 2013 the amount paid as rent amounted to R$1.6 (R$2.6 as of March 31, 2012). The rent value is based on market conditions.

28.2.	Granted guarantees

All granted guarantees on behalf of related parties were disclosed in note 18.2.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

28.3.	Management remuneration

The management key personnel includes the directors and officers, members of the executive committee and the head of internal audit. On March 31, 2013, there were 25 professionals (25 professionals as of December 31, 2012).

The total remuneration and benefits paid to these professionals is demonstrated below:

	03.31.13	03.31.12
Salary and profit sharing	3.9	2.5
Short term benefits(1)	0.3	0.3
Termination benefits	0.6	—
Share-based payment	1.9	1.7

	6.7	4.5

(1)	Comprises medical assistance, educational expenses and other.

29.	NET SALES

	03.31.13	03.31.12
Gross sales
Domestic sales	3,757.5	3,572.8
Foreign sales	3,229.0	2,417.5
Dairy products	765.0	766.6
Food service	417.3	399.7

	8,168.8	7,156.6

Sales deductions
Domestic sales	(654.0)	(593.1)
Foreign sales	(136.2)	(58.4)
Dairy products	(117.4)	(121.1)
Food service	(52.3)	(46.9)

	(959.9)	(819.5)

Net sales
Domestic sales	3,103.5	2,979.7
Foreign sales	3,092.8	2,359.1
Dairy products	647.6	645.5
Food service	365.0	352.8

	7,208.9	6,337.1

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

30.	RESEARCH AND DEVELOPMENT COSTS

Consists of expenditures on internal research and development of new products, recognized when incurred in the statement of income. The total expenditure with research and development for the three month period ended March 31, 2013, amounted to R$10.3 (R$7.5 as of March 31, 2012).

31.	EXPENSES WITH EMPLOYEE’S REMUNERATION

	03.31.13	03.31.12
Salaries and social charges	719.2	661.3
Social security cost(1)	86.6	172.4
Government severance indemnity fund for employees, guarantee fund for length of service	49.2	48.1
Medical assistance and ambulatory care	28.8	26.0
Retirement supplementary plan	3.9	3.6
Employees profit sharing	34.7	22.5
Other benefits	141.5	126.5
Provision for labor risks	28.2	20.6

	1,092.1	1,081.0

(1)	The reduction of the balance refers to the application of the Provisional Measure No. 563/12 enacted in January, 2013 (partial payroll exemption), when such expenses started to be computed considering sales as calculation basis.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

32.	OTHER OPERATING EXPENSES, NET

	03.31.13	03.31.12
Income
Employee benefits	9.2	12.5
Provision reversal	8.2	81.2
Insurance indemnity	5.7	5.5
Recovery of expenses	5.6	3.2
Other	3.2	8.3

	31.9	110.7

Expenses
Employees profit sharing	(34.7)	(74.3)
Idleness costs(1)	(18.9)	(30.0)
Other employees benefits	(8.6)	(10.2)
Insurance claims costs	(8.4)	(10.3)
Net losses from disposals of property, plant and equipment	(5.6)	(4.2)
Stock options plan	(4.2)	(3.6)
Management profit sharing	(3.9)	(4.9)
Provision for civil and labor risks	(2.4)	(2.4)
Provision for tax risks	(1.4)	(5.8)
Other	(12.1)	(7.0)

	(100.2)	(152.7)

	(68.3)	(42.0)

(1)	Idleness cost includes depreciation expense in the amount of R$10.0 and R$9.9 for the three month periods ended March 31, 2013 and March 31, 2012, respectively.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

33.	FINANCIAL INCOME AND EXPENSES

	03.31.13	03.31.12
Financial income
Gains on the translation of foreign investments	74.8	144.0
Exchange rate variation on other liabilities	26.4	80.8
Interest on other assets	22.4	6.8
Exchange rate variation on loans and financing	19.9	—
Interests on financial assets classified as:	12.5	23.9
Held to maturity	5.5	2.4
Held for trading	3.9	17.8
Available for sale	3.1	3.6
Financial income on accounts payable	12.3	—
Exchange rate variation on other assets	10.7	—
Exchange rate variation on marketable securities	6.6	—
Interest on marketable securities	5.8	7.0
Interest income on loans to related parties	0.3	4.8
Gains on derivative transactions	—	10.1
Other	10.8	6.6

	202.5	284.0

Financial expenses
Losses on the translation of foreign investments	(138.5)	(188.6)
Interest on loans and financing	(128.1)	(107.8)
Interest on other liabilities	(26.3)	(17.5)
Losses on derivative transactions	(3.5)	—
Exchange rate variation on other assets	—	(16.6)
Exchange rate variation on loans and financing	—	(9.9)
Exchange rate variation on marketable securities	—	(5.4)
Financial expenses on accounts payable	—	(2.8)
Interest expenses on loans to related parties	—	(0.6)
Other	(7.9)	(9.8)

	(304.3)	(359.0)

	(101.8)	(75.0)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

34.	STATEMENT OF INCOME BY NATURE

The Company has chosen to disclose its statement of income by function and thus presents below the details by nature:

	03.31.13	03.31.12
Costs of sales
Costs of goods	4,022.6	3,555.6
Depreciation	226.9	208.1
Amortization	3.2	3.2
Salaries and employees benefits	730.0	749.3
Other	529.3	477.4

	5,512.0	4,993.6

Sales expenses
Depreciation	12.3	7.8
Amortization	0.6	0.3
Salaries and employees benefits	237.4	226.6
Direct logistics expenses	407.5	370.1
Other	344.1	348.6

	1,001.9	953.4

Administrative expenses
Depreciation	4.6	1.7
Amortization	12.9	8.5
Salaries and employees benefits	61.8	62.0
Fees	5.3	5.4
Other	18.4	8.1

	103.0	85.7

Other operating expenses(1)
Depreciation	10.0	8.0
Other	90.2	144.7

	100.2	152.7

(1)	The composition of other operating expenses is presented in note 32.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

35.	INSURANCE COVERAGE

The Company adopts the policy of contracting insurance coverage for assets subject to risks in amounts sufficient to cover any claims, considering the nature of its activity.

		03.31.13
Assets covered	Coverage	Insured amounts	Amount of coverage
Inventories and property, plant and equipment	Fire, lightning, explosion, windstorm, deterioration of refrigerated products, breakdown of machinery, loss of profit and other	25,616.2	2,137.2
Garantee	Judicial, traditional and customer garantees	936.1	367.9
National transport	Road risk and civil liability of cargo carrier	18,781.2	406.9
International transport	Transport risk during imports and exports	10,579.9	132.8
General civil liability for directors and officers	Third party complaints	29,690.1	1,502.7
Credit	Customer default	291.4	291.4

36.	NEW RULES AND PRONOUNCEMENTS RECENTLY ADOPTED

IAS 1 – Presentation of Items of Other Comprehensive Income

In June 2011, the IASB revised IAS 1, which. This review addressed the obligation to separate items which will not be further reclassified to the statement of income and items that can be further reclassified to the statement of income.

The Company disclosed this segregation on this interim consolidated financial statements which can be verified in the statement of changes in shareholders’ equity.

IAS 19 – Employee Benefits

In June 2011, the IASB revised IAS 19. The Company had already adopted these changes, except for the segregation between short and long term of the liabilities which was introduced on this interim consolidated financial statements retroactively to December 31, 2012 for comparison purposes of the balance sheet.

IAS 27 – Separate Financial Statements

In May 2011, the IASB revised IAS 27. The change addresses issues related to investments in subsidiaries, jointly-controlled entities and associate companies, when an entity prepares separate financial statements. The revised standard is effective for annual reporting periods beginning on or after January 1, 2013. As disclosed in the annual financial statements for the year ended December 31, 2012, the Company does not prepare separate financial statements and thus there is no impact arising from these changes in this interim consolidated financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

IAS 28 – Investments in associates and joint ventures

In May 2011, the IASB revised IAS 28. The change addresses issues related to investments in associate companies and establishes the rules for using the equity accounting method for investments in associate companies and jointly-controlled entities. The revised standard is effective for annual reporting periods beginning on or after January 1, 2013. The Company had already adopted these changes, thus there is no impact in this interim consolidated financial statements.

IFRS 7 – Financial Instruments – Disclosures: Offsetting of Financial Assets and Liabilities

In December 2011, the IASB issued a revision of the rule establishing requirements for disclosure of compensation arrangements of financial assets and liabilities. This standard is effective for annual periods beginning on or after January 1, 2013. The Company does not have any compensation agreements related to financial assets and liabilities, thus there is no impact in this interim consolidated financial statements.

IFRS 10 – Consolidated Financial Statements

In May 2011, the IASB issued IFRS 10. This standard provides the principles for the presentation and preparation of financial statements of the Consolidated Financial Statement when the entity controls one or more entities. The standard provides additional guidance to assist in determining control when there is doubt in the assessment. This standard is effective for annual reporting periods beginning on or after January 1, 2013. The Company had already adopted these changes, thus there is no impact in this interim consolidated financial statements.

IFRS 11 – Joint Arrangements

In May 2011, the IASB issued IFRS 11. This standard deals with aspects related to the accounting treatment for jointly-controlled entities and joint operations. This standard also limit the use of proportional consolidation just for joint operations, and also establish the equity accounting method as the only method acceptable for joint ventures. This standard is effective for annual reporting periods beginning on or after January 1, 2013. There was no impact arising from the adoption of this standard, due to the fact that investments in jointly-controlled entities were not proportionally consolidated in the financial statements of the Company.

IFRS 12 – Disclosure of Interests in Other Entities

In May 2011, the IASB issued IFRS 12. This standard deals with aspects related to the disclosure of nature and risks related to interests owned in subsidiaries, jointly-controlled entities and associate companies. This standard is effective for annual reporting periods beginning on or after January 1, 2013. The Company’s Management believes that the information disclosed in these interim consolidated financial statements regarding the risks mentioned above is sufficient for the expected content regarding to interim consolidated financial statements.

IFRS 13 – Fair Value Measurement

In May 2011, the IASB issued IFRS 13. This standard establishes fair value and consolidates in a single standard the aspects of fair value measurement and establishes the requirements of disclosure related to fair value. This standard is effective for annual reporting periods beginning on or after January 1, 2013. The Company’s Management believes that those requirements were properly disclosed in the financial statements for the year ended December 31, 2012 and the disclosure considered relevant for interim consolidated financial statements was maintained.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

BRF S.A.

Notes to the Interim Consolidated Financial Statements — (Continued)

March 31, 2013

(Amounts expressed in millions of Brazilian Reais, unless otherwise stated)

37.	NEW RULES AND PRONOUNCEMENTS NOT ADOPTED

The interpretations and amendments to the rules existent below, applicable to the following accounting periods, were published by IASB and it application to the financial statements of the Company to be filed with CVM (the Brazilian Securities Commission) only if there is a Deliberation by that agency, therefore, there was no anticipated adoption of these rules.

IFRS 9 – Financial Instruments

In October 2010, the IASB revised IFRS 9. The change of this standard addresses the first stage of the project of replacement of IAS 39. The date of application of this standard was extended to January 1, 2015. The Company is evaluating the impact of adopting this standard and any differences from IAS 39 in its Financial Statements.

38.	SUBSEQUENT EVENTS

In the Shareholders Ordinary Meeting occurred on April 9, 2013 the distribution of dividends in the amount of R$45.3, to be paid on April 30, 2013, was approved.

39.	APPROVAL OF THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The interim consolidated financial statements were approved by the Board of Directors on April 29, 2013.